Exhibit 99(a)(1)

MANUGISTICS GROUP, INC.

OFFER TO EXCHANGE
CERTAIN OUTSTANDING OPTIONS
FOR NEW OPTIONS

This document constitutes part of the prospectuses relating to the Second Amended and Restated 1998 Stock Option Plan of Manugistics Group, Inc. and the Amended and Restated 2000 Non-Qualified Stock Option Plan of Manugistics Group, Inc. covering securities that have been registered under the Securities Act of 1933.

FEBRUARY 10, 2003

MANUGISTICS GROUP, INC.
OFFER TO EXCHANGE CERTAIN
OUTSTANDING OPTIONS FOR NEW OPTIONS

THIS OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
5:00 P.M., EASTERN STANDARD TIME,
ON MARCH 10, 2003 UNLESS WE EXTEND THEM.

     By this offer, we are giving you the opportunity to exchange all of your outstanding options that have exercise prices equal to or greater than $7.0001 per share, whether vested or unvested, for new options. You may participate in this offer if you are an employee of Manugistics Group, Inc. or our subsidiaries (collectively referred to as Manugistics, we, our or us). You may not participate if you have received notice of termination from Manugistics or if you have delivered notice of termination to Manugistics prior to the expiration of this offer, unless otherwise required by the local law of a foreign jurisdiction. Our directors, whether or not they are employees, may not participate in this offer.

     If you participate in this offer, the number of new options you receive will depend on the exercise price of your exchanged options. By exchanged options, we mean any outstanding options that you exchange pursuant to this offer. Your exchanged options will be exchanged for new options as follows:

•	Exchanged options granted with an exercise price of $7.0001 - $10.00 will be replaced with new options at an exchange ratio of one share for every 1.75 shares exchanged.

•	Exchanged options granted with an exercise price of $10.0001 - $20.00 will be replaced with new options at an exchange ratio of one share for every 2.5 shares exchanged.

•	Exchanged options granted with an exercise price of $20.0001 - $30.00 will be replaced with new options at an exchange ratio of one share for every 3.5 shares exchanged.

•	Exchanged options granted with an exercise price of $30.0001 and higher will be replaced with new options at an exchange ratio of one share for every 5.0 shares exchanged.

•	Options granted to you after August 9, 2002, must be exchanged if you want to exchange any other options and will be replaced with new options at an exchange ratio of one share for every share exchanged.

     We will grant new options on the first business day that is at least six months and five days after the date on which we cancel the exchanged options. We refer to this date as the new option grant date. We expect the new option grant date to be September 16, 2003. Accounting rules in the United States prohibit us from granting the new options within six months from the cancellation date without significant adverse consequences to Manugistics. Each new option will be subject to the same vesting schedule and term as the exchanged option or options that it replaces. The exercise price per share of new options will be the greater of (i) the fair market value per share of our common stock as determined under our stock option plans, or (ii) $2.30 per share.

     Our common stock is traded on the Nasdaq Stock Market under the symbol “MANU.” On February 6, 2003, the closing price of our common stock was $2.21 per share. You should evaluate current market quotes for our common stock, among other factors, before deciding to participate in this offer.

     SEE “RISKS OF PARTICIPATING IN THE OFFER” BEGINNING ON PAGE 15 FOR A DISCUSSION OF RISKS THAT YOU SHOULD CONSIDER BEFORE PARTICIPATING IN THIS OFFER.

IMPORTANT

     If you participate in this offer, you must complete and sign the attached Election/Change of Election Form, and return it to Karen Montague Miller of Stock Plan Administration or Stephanie Jung of Human Resources at 9715 Key West Avenue, Rockville, MD 20850 before 5:00 p.m., Eastern Standard Time, on March 10, 2003. Only responses that are complete, signed and actually received by Karen Montague Miller or Stephanie Jung by the deadline will be accepted. We encourage you to use the Offer to Exchange Database to complete and submit the required documents. The link to the Offer to Exchange Database is located under Section 2.5 of the Employee Encyclopedia, under the title “Option Exchange Program.” Alternatively, you may return all of the required documents via facsimile to Karen Montague Miller at (301) 255-5700 or to Stephanie Jung at (301) 255-3513, by express mail or by hand.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this offer. Any representation to the contrary is a criminal offense.

     You can submit questions about this offer via e-mail to oep@manu.com. All responses will be sent to your Manugistics e-mail address. Therefore, any e-mail questions you send from a non-Manugistics e-mail address must include your name so that we can respond to you. You can also direct questions to Karen Montague Miller of Stock Plan Administration at (301) 255-5441, or Stephanie Jung of Human Resources at (301) 255-3159. Each can also be contacted at 9715 Key West Avenue, Rockville, MD 20850.

OFFER TO EXCHANGE DATED FEBRUARY 10, 2003.

     You should rely on the information contained in this offer. We have not authorized anyone to provide you with different information. We are not making an offer of the new options in any jurisdiction where the offer is not permitted. However, we may, at our discretion, take any actions necessary for us to make the offer to option holders in any of these jurisdictions. You should not assume that the information provided in this offer is accurate as of any date other than the date as of which it is shown, or if no date is otherwise indicated, the date of this offer. This offer summarizes various documents and other information. These summaries are qualified in their entirety by reference to the documents and information to which they relate.

TABLE OF CONTENTS

FREQUENTLY ASKED QUESTIONS RISKS TO OPTION HOLDERS AND FORWARD LOOKING STATEMENTS THE OFFER	1 15 34

1.	ELIGIBILITY	35
2.	NUMBER OF OPTIONS; VESTING	35
3.	PURPOSE OF THE OFFER	37
4.	PROCEDURES FOR ELECTING TO EXCHANGE OPTIONS	39
5.	WITHDRAWAL RIGHTS AND CHANGE OF ELECTION	42
6.	ACCEPTANCE OF OPTIONS FOR EXCHANGE AND ISSUANCE OF NEW OPTIONS	43
7.	CONDITIONS OF THE OFFER	44
8.	PRICE RANGE OF SHARES UNDERLYING THE OPTIONS	46
9.	SOURCE AND AMOUNT OF CONSIDERATION; TERMS OF NEW OPTIONS	47
10.	INFORMATION CONCERNING MANUGISTICS	53
11.	INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE OPTIONS	54
12.	STATUS OF OPTIONS ACQUIRED BY US IN THE OFFER; ACCOUNTING CONSEQUENCES OF THE OFFER	55
13.	LEGAL MATTERS; REGULATORY APPROVALS	55
14.	MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	56
15.	TERMS OF THE OFFER SPECIFIC TO PARTICIPANTS RESIDING IN FOREIGN JURISDICTIONS	58
16.	EXTENSION OF OFFER; TERMINATION; AMENDMENT	58
17.	FEES AND EXPENSES	59
18.	ADDITIONAL INFORMATION	59
19.	SUMMARY FINANCIAL INFORMATION	60
20.	MISCELLANEOUS	61

SCHEDULE A — Information Concerning the Directors and Executive Officers of Manugistics Group, Inc.
SCHEDULE B — Summary Financial Information of Manugistics Group, Inc.
SCHEDULE C — Tax Consequences for Participants in Australia
SCHEDULE D — Tax Consequences for Participants in Belgium
SCHEDULE E — Tax Consequences for Participants in Brazil
SCHEDULE F — Tax Consequences for Participants in Canada
SCHEDULE G — Tax Consequences for Participants in Denmark
SCHEDULE H — Tax Consequences for Participants in France
SCHEDULE I — Tax Consequences for Participants in Germany
SCHEDULE J — Tax Consequences for Participants in Hong Kong
SCHEDULE K — Tax Consequences for Participants in Israel
SCHEDULE L — Tax Consequences for Participants in Italy

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SCHEDULE M — Tax Consequences for Participants in Japan
SCHEDULE N — Tax Consequences for Participants in The Netherlands
SCHEDULE O — Tax Consequences for Participants in Singapore
SCHEDULE P — Tax Consequences for Participants in South Africa
SCHEDULE Q — Tax Consequences for Participants in Spain
SCHEDULE R — Tax Consequences for Participants in Sweden
SCHEDULE S — Tax Consequences for Participants in Switzerland
SCHEDULE T — Tax Consequences for Participants in Taiwan
SCHEDULE U — Tax Consequences for Participants in United Kingdom

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FREQUENTLY ASKED QUESTIONS

The following are answers to some of the questions that you may have about this offer. You should carefully read this entire offer, the accompanying e-mail message from our Chairman and Chief Executive Officer, Gregory J. Owens, dated February 10, 2003, and the Election/Change of Election Form. This offer is made subject to the terms and conditions of these documents as they may be amended. The information in this section is not complete. Additional important information is contained in the remainder of this offer and the other offer documents. We have included in this section references to other sections in this offer to help you find a more complete description of these topics.

Q1. WHAT IS THE OFFER?

A1. This offer is a voluntary opportunity for eligible employees to exchange outstanding eligible options for new options. The following is a brief summary of the terms of this offer:

Eligible Options

All outstanding options with exercise prices equal to or greater than $7.0001 per share are eligible for exchange. Over 99.8% of the eligible options were issued under either the Second Amended and Restated 1998 Stock Option Plan of Manugistics Group, Inc. or the Amended and Restated 2000 Non-Qualified Stock Option Plan of Manugistics Group, Inc. In addition, if you want to exchange any of your options, you must also exchange any options granted to you after August 9, 2002, even if the exercise price is less than $7.0001 per share.

As of February 6, 2003, option grants to purchase an aggregate of 20,692,503 shares were outstanding under our stock option plans. Of these outstanding options, options to purchase an aggregate of 6,058,125 shares are eligible to be exchanged in this offer.

Exchange Ratios

•	Exchanged options granted with an exercise price of $7.0001 - $10.00 will be replaced with new options at an exchange ratio of one share for every 1.75 shares exchanged.

•	Exchanged options granted with an exercise price of $10.0001 - $20.00 will be replaced with new options at an exchange ratio of one share for every 2.5 shares exchanged.

•	Exchanged options granted with an exercise price of $20.0001 - $30.00 will be replaced with new options at an exchange ratio of one share for every 3.5 shares exchanged.

•	Exchanged options granted with an exercise price of $30.0001 and higher will be replaced with new options at an exchange ratio of one share for every 5.0 shares exchanged.

•	Options granted to you after August 9, 2002, must be exchanged if you want to exchange any other options and will be replaced with new options at an exchange ratio of one share for every share exchanged. (Section 2)

For purposes of this offer, including the exchange ratios, the term “option” refers to an option to purchase one share of Manugistics common stock.

Grant Date Of New Options

New options will be granted on the first business day that is at least six months and five days after the cancellation date. We refer to this date as the new option grant date. We expect that the new option grant date will be September 16, 2003. Accounting rules in the United States prohibit us from granting the new options within six months after the cancellation date without significant adverse consequences to Manugistics. All new options will be non-qualified stock options for United States federal income tax purposes. (Section 14)

Exercise Price Of The New Options

The exercise price per share of new options will be the greater of (i) the fair market value per share of our common stock as determined under our stock option plans, or (ii) $2.30 per share. Under each of the Second Amended and Restated 1998 Stock Option Plan of Manugistics Group, Inc. and the Amended and Restated 2000 Non-Qualified Stock Option Plan of Manugistics Group, Inc. fair market value means, in respect of any date on or as of which a determination thereof is being or to be made, the average of the high and low per share sale prices of the common stock on the Nasdaq System. (Section 9)

Term, Vesting And Exerciseability Of New Options

Each new option shall have the same expiration date as the exchanged option. The vesting schedule of each new option will be identical to the vesting schedule of the exchanged option that it replaces and the vesting start date for the new options will be the same vesting start date that applied to the cancelled options. If you exchange an option grant that is completely vested as of the expiration date, the new option grant will also be completely vested. (Section 9)

Terms Used In This Offer

•	“offering period” refers to the period from the commencement of this offer to the expiration date. We expect that this period will commence on February 10, 2003 and end on March 10, 2003.

•	“exchanged options” refers to all options that you exchange pursuant to this offer.

•	“new options” refers to the options issued pursuant to this offer that replace your exchanged options.

•	“expiration date” refers to the date that this offer expires. We expect that the expiration date will be March 10, 2003 at 5:00 p.m., Eastern Standard Time. We may extend the expiration date at our discretion. If we extend the offer, the term “expiration date” will refer to the time and date at which the extended offer expires.

•	“fair market value” means, in respect of any date on or as of which a determination thereof is being or to be made, the average of the high and low per share sale prices of our common stock on the Nasdaq System.

•	“cancellation date” refers to the first business day after the expiration date. This is the date when exchanged options will be cancelled. We expect that the cancellation date will be March 11, 2003. If the expiration date is extended, then the cancellation date will be similarly extended.

•	“new option grant date” refers to the first business day that is at least six months and five days after the cancellation date. This is the date when new options will be granted. We expect that the new option grant date will be September 16, 2003. If the expiration date is extended, then the new option grant date will be similarly extended.

Q2. HOW DO I PARTICIPATE IN THIS OFFER?

A2. If you choose to participate in this offer, in order to tender any options you desire to exchange, you must do the following before 5:00 p.m., Eastern Standard Time, on March 10, 2003:

     1.     Properly complete and sign the attached Election/Change of Election Form.

     2.     Deliver the completed and signed Election/Change of Election Form to Karen Montague Miller of Stock Plan Administration or Stephanie Jung of Human Resources at 9715 Key West Avenue, Rockville, MD 20850 before 5:00 p.m., Eastern Standard Time, on March 10, 2003. We encourage you to use the Offer to Exchange Database to complete and submit the required documents. The link to the Offer to Exchange Database is located under Section 2.5 of the Employee Encyclopedia, under the title “Option Exchange Program.” Alternatively, you may return all of the required documents via facsimile to Karen Montague Miller at (301) 255-5700 or to Stephanie Jung at (301) 255-3513, by express mail or by hand.

This is a one-time offer, and we will strictly enforce the offering period. We reserve the right to reject any options tendered for exchange that we determine are not properly tendered or that we determine are unlawful to accept. Subject to the terms and conditions of this offer, we will accept all properly tendered options promptly after the expiration of this offer. (Section 4)

We may extend this offer. If we extend this offer, we will issue a press release, e-mail or other communication disclosing the extension no later than 9:00 a.m., Eastern Standard Time, on the business day following the previously scheduled expiration date. (Section 16)

THE DELIVERY OF ALL DOCUMENTS, INCLUDING ELECTION/CHANGE OF ELECTION FORMS, IS AT YOUR RISK. WE INTEND TO CONFIRM THE RECEIPT OF

YOUR ELECTION/CHANGE OF ELECTION FORM WITHIN TWO TO THREE BUSINESS DAYS AFTER RECEIPT. IF YOU HAVE NOT RECEIVED A CONFIRMATION, YOU MUST CONFIRM THAT WE HAVE RECEIVED YOUR ELECTION/CHANGE OF ELECTION FORM.

Q3. WHY IS MANUGISTICS MAKING THIS OFFER?

A3. We believe that this offer will foster retention of our valuable employees and better align the interests of our employees and stockholders to maximize stockholder value. We issued the currently outstanding options to motivate our employees to perform at high levels and provide an effective means of recognizing employee contributions to our success. Some of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price for our stock. These options are commonly referred to as being “underwater.” By making this offer, we intend to provide eligible employees with the opportunity to own options that over time may have a greater potential to increase in value. This offer is also designed to decrease Manugistics’ option “overhang”, which is the number of options outstanding as a percent of the total number of common shares outstanding. The exchange ratios used in this offer are designed to help accomplish this goal. (Section 3)

Q4. WHO MAY PARTICIPATE IN THIS OFFER?

A4. You may participate in this offer if you are an employee of Manugistics at the time of this offer and you remain an employee of Manugistics through the cancellation date. You may not participate if you have received notice of termination from Manugistics or if you have delivered notice of termination to Manugistics prior to the expiration date, unless provided otherwise by the applicable laws of a non-United States jurisdiction. To receive a new option, you must remain an employee of Manugistics through the new option grant date, unless provided otherwise by the applicable laws of a non-United States jurisdiction. Members of our board of directors, whether or not they are also employees, may not participate. (Section 1)

Q5. AM I REQUIRED TO PARTICIPATE IN THIS OPTION EXCHANGE?

A5. No. Participation in this offer is completely voluntary. You may selectively exchange options, except as stated below. If you participate in this offer, you must exchange (i) 100% of each outstanding option grant you wish to exchange (partial exchanges will not be accepted) and (ii) all options granted after August 9, 2002, regardless of exercise price. This means that if you validly elect to exchange any eligible options, any options granted to you after August 9, 2002 will also be exchanged, even if the exercise price is less than $7.0001 per share. (Section 2)

Regardless of whether you choose to participate in the offer, you must complete and return the Election/Change of Election Form. If you choose not to participate in the offer please mark the box “Rejection/Withdraw.” (Section 4)

Q6. WILL MANUGISTICS MAKE ADDITIONAL OFFERS TO EXCHANGE OPTIONS IN THE FUTURE?

A6. No. This is a one-time offer and we have no plans to nor any obligation to make any other offers to exchange in the future. We will strictly enforce the offer period and expiration date, subject only to any extensions that we, in our sole discretion, may grant. You should not interpret anything in the offer as an offer of employment or a guarantee of continued or future employment with Manugistics. (Section 3)

Q7. ARE MY OPTIONS THAT WERE ISSUED UNDER A PRE-1998 STOCK OPTION PLAN ELIGIBLE TO BE EXCHANGED?

A7. Yes. Options issued under a pre-1998 stock option plan are eligible to be exchanged under the same terms and conditions as other eligible options. Such options will be exchanged for new options to be granted under the Amended and Restated 2000 Non-Qualified Stock Option Plan of Manugistics Group, Inc. To the extent that the Amended and Restated 2000 Non-Qualified Stock Option Plan of Manugistics Group, Inc. has less favorable terms than the stock option plan under which your option was issued, the more favorable terms of the stock option plan under which your option was issued will be included in your new option grant agreement, except that the number of shares will be fewer and the exercise price may be higher. (Section 9)

Q8. HOW MANY NEW OPTIONS WILL I RECEIVE FOR THE OPTIONS THAT I EXCHANGE?

A8. As stated above, the number of new options that you receive will depend on the exercise price of your exchanged options, as follows:

•	Exchanged options granted with an exercise price of $7.0001 - $10.00 will be replaced with new options at an exchange ratio of one share for every 1.75 shares exchanged.

•	Exchanged options granted with an exercise price of $10.0001 - $20.00 will be replaced with new options at an exchange ratio of one share for every 2.5 shares exchanged.

•	Exchanged options granted with an exercise price of $20.0001 - $30.00 will be replaced with new options at an exchange ratio of one share for every 3.5 shares exchanged.

•	Exchanged options granted with an exercise price of $30.0001 and higher will be replaced with new options at an exchange ratio of one share for every 5.0 shares exchanged.

•	Options granted to you after August 9, 2002, must be exchanged if you want to exchange any other options and will be replaced with new options at an exchange ratio of one share for every share exchanged. (Section 2)

Fractional options will be rounded up to the nearest whole option.

The exchange ratios apply to each of your option grants separately. This means that the various option grants you have received may be subject to different exchange ratios. The number of new options that you receive will also be adjusted if there are any stock splits, subdivisions, combinations, stock dividends or similar events that occur after the cancellation date but before the new option grant date. (Section 2)

Example 1

If you exchange 1,000 options with an exercise price of $9.00 per share, you will receive 572 new options.

Example 2

If you exchange 1,000 options with an exercise price of $15.00 per share, you will receive 400 new options.

Example 3

If you exchange 1,000 options with an exercise price of $27.00 per share, you will receive 286 new options.

Example 4

If you exchange 1,000 options with an exercise price of $44.00 per share, you will receive 200 new options.

Q9. WHY ISN’T THE EXCHANGE RATIO SIMPLY ONE-FOR-ONE?

A9. Our stock option exchange program must balance the interests of both employees and stockholders. The exchange ratios selected for this offer will benefit stockholders by decreasing the total number of options outstanding, thereby decreasing potential stockholder dilution. Employees who exchange options will benefit by having their underwater options replaced with new options that over time have the potential to increase in value. (Section 3)

Q10. WHAT WILL BE THE EXERCISE PRICE OF MY NEW OPTIONS?

A10. The exercise price of new options is unknown at this time. The exercise price per share of new options will be the greater of (i) the fair market value per share of our common stock as determined under our stock option plans, or (ii) $2.30 per share. The new option grant date is expected to be September 16, 2003.

We cannot predict the exercise price of the new options. Because we will grant new options on the first business day that is at least six months and five days after the cancellation date, the new options may have a higher exercise price than some or all of the options you choose to exchange. (Section 9)

Q11. WHEN WILL MY NEW OPTIONS VEST?

A11. Each new option will vest on the same vesting schedule as your exchanged option, with vesting credit given for the period between the cancellation date and the new option grant date, and the vesting start date for the new options will be the same vesting start date that applied to the cancelled options. If you exchange an option grant that is completely vested as of the expiration date, the new option grant will also be completely vested. (Section 9)

Example

Grant date of the exchanged options: December 1, 2001

Number of exchanged options: 1,000

Vesting schedule of the exchanged options: vest in four equal annual installments, with 25% vesting on the first year anniversary of the original date of grant, and 25% vesting annually thereafter

Number of new options: 400

Vesting schedule of the new options: 25% vested on December 1, 2002 and 25% continue to vest annually thereafter

Q12. ARE THERE CIRCUMSTANCES UNDER WHICH I WOULD NOT BE GRANTED NEW OPTIONS?

A12. Yes. If, for any reason, you are no longer an employee of Manugistics on the new option grant date, you will not receive any new options. Unless expressly provided otherwise by the applicable laws of a non-United States jurisdiction, your employment with Manugistics will remain “at-will” regardless of your participation in the offer and can be terminated by you or us at any time, with or without cause or notice. (Section 1)

Moreover, even if we accept your options for exchange, we will not grant new options to you if we are prohibited from doing so by applicable laws or other restrictions. For example, we could become prohibited from granting new options as a result of changes in applicable laws or regulations or the laws or regulations of a non-U.S jurisdiction. We do not anticipate any such prohibitions at this time. (Section 13)

Q13. IF I PARTICIPATE IN THIS OFFER, DO I HAVE TO EXCHANGE ALL OF MY OPTIONS?

A13. No. You may selectively exchange option grants. However, if you participate in this offer, you must exchange (i) 100% of all the options in each option grant that you choose to exchange, and (ii) all options granted to you after August 9, 2002, regardless of exercise price. This means that if you validly elect to exchange any eligible options, any options granted to you after August 9, 2002 will also be exchanged. However, you are not permitted to exchange any options with an exercise prices less than $7.0001 per share that were granted to you on or prior to August 9, 2002.

For example, if you hold: (i) an option grant to purchase 1,000 shares with an exercise price of $25.00 per share, and (ii) an option grant to purchase 2,000 shares with an exercise price of $36.00 per share, you may elect to exchange: either or both of your outstanding option grants, as you choose, but 100% of each option grant you choose to exchange must be exchanged by you. If you also hold an option grant for 500 shares with an exercise price of $4.00 per share which was granted after August 9, 2002, then, if you choose to exchange either of the above two option grants you must also exchange the option grant for 500 shares at $4.00 per share. (Section 2)

Q14. MAY I EXCHANGE OPTION GRANTS THAT I HAVE ALREADY EXERCISED IN FULL?

A14. No. If you have exercised an option grant in its entirety, that option grant is no longer outstanding and is therefore not subject to the offer. If you have exercised an option grant in part, the remaining unexercised portion of that option grant is outstanding and may be tendered for exchange pursuant to the offer. (Section 2)

Q15. WHEN WILL MY EXCHANGED OPTIONS BE CANCELLED?

A15. Your exchanged options will be cancelled on the first business day following the expiration date. We refer to this date as the cancellation date. We expect that the cancellation date will be March 11, 2003, unless the offer period is extended. (Section 6)

Q16. ONCE I SURRENDER MY EXCHANGED OPTIONS, IS THERE ANYTHING I MUST DO TO RECEIVE THE NEW OPTIONS?

A16. To receive new options, you must be employed by Manugistics through the new option grant date. As discussed above, we will grant new options on the first business day that is at least six months and five days after the cancellation date. We expect that the new option grant date will be September 16, 2003. If, for any reason, you do not remain employed by Manugistics through the new option grant date, you will not receive any new options or other compensation in exchange for your exchanged options. Unless expressly provided otherwise by the applicable laws of a non-United States jurisdiction, your employment with Manugistics remains “at will” and can be terminated by you or Manugistics at any time, with or without cause or notice. (Section 1)

Q17. WHY DO I HAVE TO EXCHANGE OPTIONS GRANTED AFTER AUGUST 9, 2002, IF I CHOOSE TO PARTICIPATE?

A17. Under current accounting rules in the United States, options that were granted during the six-month period before this offer commenced and the six-month period after the cancellation date could be viewed as “replacement” options for the exchanged options. As such, accounting rules in the United States would require unfavorable accounting treatment with significant adverse consequences to Manugistics for these replacement options if not included in the exchange. (Section 12)

Q18. WHEN WILL I RECEIVE MY NEW OPTIONS?

A18. We will grant the new options on the new option grant date. The new option grant date will be the first business day that is at least six months and five days after the cancellation date. We will not grant the new options before the new option grant date. We expect the new option grant date will be September 16, 2003. If the expiration date is extended, the new option grant date will be similarly extended. (Section 6)

Q19. WHAT EVIDENCE WILL I HAVE OF MANUGISTICS’ PROMISE TO GRANT NEW OPTIONS TO ME ON THE NEW OPTION GRANT DATE?

A19. We will send you a promise to grant stock options promptly after the cancellation date. The promise to grant stock options will represent our commitment to grant to you new options on the new option grant date, provided that you remain employed by Manugistics through the new option grant date. Manugistics will deliver the written promise to you promptly after the cancellation date. (Section 6)

Q20. WHY WON’T I RECEIVE MY NEW OPTIONS IMMEDIATELY AFTER THE EXPIRATION DATE OF THE OFFER?

A20. Accounting rules in the United States prohibit us from granting you new options for a period of six months after the cancellation date, without significant adverse consequences to Manugistics. (Section 12)

Q21. CAN I EXCHANGE SHARES OF MANUGISTICS COMMON STOCK THAT I ACQUIRED UPON EXERCISE OF MANUGISTICS OPTIONS OR THROUGH THE MANUGISTICS EMPLOYEE STOCK PURCHASE PLAN?

A21. No. This offer relates only to outstanding Manugistics options. You may not exchange shares of Manugistics common stock in this offer. (Section 2)

Q22. IF I PARTICIPATE IN THIS OFFER, MAY I RECEIVE OTHER OPTION GRANTS BEFORE I RECEIVE MY NEW OPTIONS?

A22. No. If you participate in this offer, you cannot receive any other option grants before the new option grant date. This six month deferral will apply to you even if you are entitled to the grant of options pursuant to a sales compensation plan. Participation by you in this offer amends your sales compensation plan accordingly. Accounting rules in the United States prohibit us from granting additional options to participants for a period of six months after the cancellation date, without significant adverse consequences to Manugistics. (Sections 6 and 12)

Q23. IF I DO NOT PARTICIPATE IN THIS OFFER, MAY I RECEIVE ANY OPTION GRANTS BETWEEN NOW AND THE NEW OPTION GRANT DATE?

A23. If you do not participate in this offer, accounting rules in the United States do not prohibit us from granting additional options to you between now and the new option grant date.

However, we have no current plans to grant options to employees except in connection with this offer and in connection with newly hired employees. We have not historically made, and have no plans to make, annual option grants to all employees. We have historically made an annual option grant only to selected employees and may consider making such a grant following the new option grant date. You should not expect to receive any option grants between now and the new option grant date if you decide not to participate in this offer. (Section 6)

Q24. WHY DON’T YOU LOWER THE PRICE OF MY OPTIONS?

A24. We have decided to make this exchange offer to you instead of lowering the price of your options. This is because the accounting rules in the United States result in unfavorable accounting consequences for companies that reprice options. If we repriced your options, our potential for profitability in the future would be significantly reduced because we would be required to record a charge against earnings with respect to any future appreciation of our common stock underlying the repriced options. (Section 12)

Q25. WHY DON’T YOU JUST GRANT ADDITIONAL OPTIONS?

A25. While Manugistics could grant additional options today, we desire to reduce our option overhang as part of the exchange offer. Further, Manugistics does not have authority to grant a sufficient number of stock options to make grants to employees that would achieve the same benefits to employees and stockholders that this program does, while allowing Manugistics to maintain the flexibility it needs to provide ongoing grants, award additional options to recognize employee performance and grant options to newly hired employees or in the event of an acquisition. We believe this program is in the best interests of our employees and stockholders by providing further incentive to our employees with appropriate stock options, reducing the outstanding stock option overhang, and conserving options for future grants. (Section 3)

Q26. WILL I BE REQUIRED TO GIVE UP ALL OF MY RIGHTS UNDER THE CANCELLED OPTIONS?

A26. Yes. Once we have accepted your exchanged options, your exchanged options will be cancelled and you will no longer have any rights under those options. We will cancel all exchanged options on the first business day following the expiration date. We refer to this date as the cancellation date. We expect that the cancellation date will be March 11, 2003. (Section 6)

Q27. WILL THE TERMS AND CONDITIONS OF MY NEW OPTIONS BE THE SAME AS MY EXCHANGED OPTIONS?

A27. The terms and conditions of your new options will not vary from the terms and conditions of your exchanged options, except that (i) the total number of option shares you receive in the exchange will be lower than the number of option shares you submitted for exchange (except for options granted to you after August 9, 2002), (ii) the exercise price may be higher or lower depending on the market price of Manugistics’ stock as determined on the new option grant date, (iii) the new options will be non-qualified for United States federal income tax purposes, and (iv) minor changes may exist that will not substantially and adversely affect your rights. If you exchange an incentive stock option, the new option you receive will be a non-qualified option for United States federal income tax purposes. (Section 9)

Q28. WHAT IF MANUGISTICS IS ACQUIRED BY OR MERGES WITH ANOTHER COMPANY?

A28. At this time, we are not anticipating being acquired by or merging with another company. However, if Manugistics were to be acquired by or merge with another company between the time of the cancellation date and the new option grant date and Manugistics is not the surviving company, then the acquiring company must grant the new option under the same terms as provided in this offer. The type of stock and the number of shares covered by each new option would be determined in the same way as the consideration received by outstanding option holders would be determined at the time of the acquisition. Such new option would have an exercise price equal to the equivalent fair market value of the acquiring company’s stock on the new option grant date. As a result of this adjustment, you could receive options for more or fewer shares of the acquiring company’s common stock than the number of options you would have received if no acquisition had occurred. (Section 9)

Q29. WHAT HAPPENS TO MY OPTIONS IF I CHOOSE NOT TO PARTICIPATE?

A29. If you choose not to participate, your existing options will (i) retain their current exercise price, (ii) retain their current vesting schedule, and (iii) remain outstanding until they are exercised or expire by their terms. (Section 6)

You should note that there is a risk that any incentive stock options you have may be affected by this offer, even if you do not participate in the exchange. We believe that eligible options that you choose not to tender for exchange will not be subject to current United States federal income tax if you do not elect to participate in the option exchange program. We also believe that the option exchange program will not change the United States federal income tax treatment of subsequent exercises of your incentive stock options (and sales of shares acquired upon exercises of such options) if you do not participate in this offer to exchange options. However, the IRS may characterize this offer to exchange options as a “modification” of those incentive stock options, even if you do not participate. A successful assertion by the IRS of this position could restart the period of time that you will be prohibited from selling any stock obtained upon exercise of an incentive stock option to two years from the modification in order to qualify for favorable tax treatment. Accordingly, to the extent you dispose of your incentive stock option shares prior to the lapse of the new extended holding period, your incentive stock option could be taxed similarly to a non-qualified stock option. (Section 14)

Q30. HOW DOES MANUGISTICS DETERMINE WHETHER AN OPTION HAS BEEN PROPERLY TENDERED?

A30. We will determine, in our discretion, all questions about the validity, form, eligibility (including time of receipt), and acceptance of any options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any Election/Change of

Election Form or any options tendered for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. We will accept all properly tendered options that are not validly withdrawn. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured or waived by us. We have no obligation to give notice of any defects or irregularities in any Election/Change of Election Form and we will not incur any liability to you or any other person for failure to give any notice. (Section 4)

Q31. WILL I HAVE TO PAY TAXES IF I PARTICIPATE IN THE OFFER?

A31. If you participate in the offer, you should not be required under current United States law to recognize income for United States federal income tax purposes at the time you surrender your options for exchange. On the new option grant date, you will not be required under current law to recognize income for United States federal income tax purposes. (Section 14)

If you are a tax resident or citizen of a foreign jurisdiction or are otherwise subject to a tax liability in a foreign jurisdiction, your tax consequences with respect to the exchange may vary from those tax consequences described above for United States citizens or permanent residents. Employees in foreign jurisdictions should refer to Schedules C through U for a discussion of the tax consequences of electing to participate in the offer. Tax consequences may vary depending on each individual option holder’s circumstances.

YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISOR TO DETERMINE THE PERSONAL TAX CONSEQUENCES TO YOU OF PARTICIPATING IN THIS OFFER. IF YOU ARE A RESIDENT OF, OR SUBJECT TO THE TAX LAWS IN MORE THAN ONE COUNTRY, YOU SHOULD BE AWARE THAT THERE MIGHT BE ADDITIONAL TAX AND SOCIAL INSURANCE CONSEQUENCES THAT MAY APPLY TO YOU.

Q32. WILL MY NEW OPTIONS BE INCENTIVE STOCK OPTIONS OR NON-QUALIFIED STOCK OPTIONS?

A32. All new options will be non-qualified stock options for United States federal income tax purposes. We recommend that you read the tax discussion in this offer and discuss the personal tax consequences of non-qualified stock options with your financial, legal and/or tax advisors. (Sections 9 and 14)

Q33. WHEN WILL MY NEW OPTIONS EXPIRE?

A33. Your new options will expire on the same date as your exchanged options are scheduled to expire or earlier if your employment with Manugistics terminates. (Section 9)

Q34. WILL I RECEIVE A NEW OPTION AGREEMENT?

A34. Yes. All new options will be subject to a new option agreement between you and Manugistics. (Section 9)

Q35. IS THERE ANY CHANCE MANUGISTICS WILL NOT PROCEED WITH THE OPTION EXCHANGE?

A35. The completion of this offer is subject to a number of customary conditions that are described in Section 7 of this offer. If any of these conditions are not satisfied, we will not be obligated to exchange properly tendered eligible options, though we may do so at our discretion. In addition, prior to the expiration date, we may change the offer for any or no reason. (Section 7)

Q36. IF YOU EXTEND THE OFFER, HOW WILL YOU NOTIFY ME?

A36. If we extend this offer, we will issue a press release or other public announcement disclosing the extension no later than 9:00 a.m., Eastern Standard Time, on the next business day following the previously scheduled expiration date. (Section 16)

Q37. HOW WILL YOU NOTIFY ME IF THE OFFER IS CHANGED?

A37. We can change the offer at any time and from time to time by public announcement which will be promptly disseminated to you. However, if the change is material, we may be required under applicable law to extend the expiration date of the offer. (Section 16)

Q38. CAN I CHANGE MY MIND AND WITHDRAW FROM THIS OFFER?

A38. Yes. You may change your mind after you have submitted an Election/Change of Election Form and withdraw from the offer at any time before the expiration date. If we extend the expiration date, you may withdraw your election at any time until the extended offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted Election/Change of Election Form we receive before the expiration date. (Section 5)

Q39. HOW DO I WITHDRAW MY ELECTION?

A39. To withdraw your election, you must do the following before the expiration date:

     1.     Properly complete and sign the attached Election/Change of Election Form; and

     2.     Deliver the completed and signed Election/Change of Election Form to Karen Montague Miller of Stock Plan Administration or Stephanie Jung of Human Resources at 9715 Key West Avenue, Rockville, MD 20850 before 5:00 p.m., Eastern Standard Time, on March 10, 2003. We encourage you to use the Offer to Exchange Database to complete and submit the required documents. The link to the Offer to Exchange Database is located under Section 2.5 of the Employee Encyclopedia, under the title “Option Exchange Program.” Alternatively, you may return all of the required documents via facsimile to Karen Montague Miller at (301) 255-5700 or to Stephanie Jung at (301) 255-3513, by express mail or by hand. (Section 5)

Q40. WHAT IF I WITHDRAW MY ELECTION AND THEN DECIDE AGAIN THAT I WANT TO PARTICIPATE IN THIS OFFER?

A40. If you have withdrawn your election to participate and then decide again that you would like to participate in this offer, you may re-elect to participate by submitting a new properly completed Election/Change of Election Form that is signed and dated after the date of the last Election/Change of Election Form that you previously submitted and before the offer expiration date. (Section 5)

Q41. ARE YOU MAKING ANY RECOMMENDATION AS TO WHETHER I SHOULD EXCHANGE MY ELIGIBLE OPTIONS?

A41. No. We are not making any recommendation as to whether you should accept this offer. You must make your own decision as to whether or not to participate in this offer. For questions regarding personal tax implications or other investment-related questions, you should talk to your own legal counsel, accountant and/or financial advisor. (Section 3)

Q42. WHO CAN I TALK TO IF I HAVE QUESTIONS ABOUT THE OFFER, OR IF I NEED ADDITIONAL COPIES OF THE OFFER DOCUMENTS?

A42. You can submit questions about this offer via e-mail to oep@manu.com. All responses will be sent to your Manugistics e-mail address. Therefore, any e-mail questions you send from a non-Manugistics e-mail address must include your name so that we can respond to you. You can also direct questions to Karen Montague Miller of Stock Plan Administration at (301) 255-5441, or Stephanie Jung of Human Resources at (301) 255-3159. Each can also be contacted at 9715 Key West Avenue, Rockville, MD 20850. (Section 10)

IMPORTANT INFORMATION REGARDING RISKS TO
OPTION HOLDERS AND FORWARD LOOKING STATEMENTS

Participating in the offer involves a number of risks, including those described below. These risks highlight the material risks of participating in this offer. You should carefully consider these risks and are encouraged to speak with an investment and tax advisor as necessary before deciding to participate in the offer. In addition, we strongly urge you to read the sections in this offer discussing the tax consequences in the United States, as well as the rest of this offer for a more in-depth discussion of the risks that may apply to you before deciding to participate in the exchange offer.

In addition to the historical information contained in this offer to exchange, this offer to exchange and our SEC reports referred to in Section 18 contain forward-looking statements. Forward-looking statements are based upon current expectations that involve risks and uncertainties. Any statements contained in this offer to exchange that are not statements of historical fact may be considered forward-looking statements. For example, words such as “may”, “will”, “should”, “estimates”, “predicts”, “potential”, “continue”, “strategy”, “believes”, “anticipates”, “plans”, “expects”, “intends”, and similar expressions are intended to identify forward-looking statements. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statement. Factors that might cause or contribute to such a difference include, but are not limited to, those discussed below and the risks discussed in our SEC filings.

The following discussion should be read in conjunction with the summary financial information attached as Schedule B, as well as additional information contained in our most recent SEC filings on Forms 10-K, 10-Q and 8-K. We caution you not to place undue reliance on the forward-looking statements contained in this offer, which speak only as of the date hereof. Manugistics disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements except to the extent required by applicable law.

ECONOMIC RISKS OF PARTICIPATING IN THE OFFER

If the price of our common stock increases after the date on which your options are cancelled, your cancelled options might be worth more than the new options that you receive in exchange for them.

For example, if you cancel options with an exercise price of $10.00 per share, and the price of our common stock increases to $15.00 per share when the new options are granted, your new options will have a higher exercise price than the cancelled options and you will be able to acquire fewer shares. Accordingly, you may lose value as a result of either a higher exercise price for your new options, a lower number of shares obtainable upon exercise of your new options or a combination of both.

If you participate in the offer, you will be ineligible to receive any additional option grants until September 16, 2003, at the earliest because we want to avoid the potentially unfavorable consequences of accounting rules.

Employees generally are eligible to receive option grants at any time that we choose to make such grants. However, if you participate in the offer, you will not be eligible to receive any additional option grants until September 16, 2003, at the earliest.

If we are acquired by or merge with another company, your cancelled options might be worth more than the new options that you receive in exchange for them.

A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, option holders who elect to participate in the offer might be deprived of the benefit of the appreciation in the price of our common stock resulting from the merger or acquisition. This could result in a greater financial benefit for those option holders who did not participate in this offer and retained their original options.

If your employment terminates before we grant the new options, including as the result of a reduction-in-force or another company’s acquisition of us, you will neither receive a new option nor have any of your cancelled options returned to you.

Once we cancel the options that you elect to exchange, all of your rights under the options terminate. Accordingly, if your employment with Manugistics terminates for any reason, including as the result of a reduction-in-force or another company acquiring Manugistics, before the grant of the new options, you will have the benefit of neither the cancelled option nor any new option, unless otherwise required by the local law of a non-United States jurisdiction.

Our financial performance depends to a great extent on the health of the economy and the growth of our customers and potential customers. If global economic conditions remain stagnant or worsen, we may experience a material adverse impact on our business, operating results, and financial condition and may undertake various measures to reduce our expenses including a reduction-in-force. Should your employment be terminated as part of any such reduction-in-force, you will have the benefit of neither the cancelled option nor any new option.

If another company acquires us, that company may, as part of the transaction or otherwise, decide to terminate some of our employees before the new option grant date. If your employment terminates for this or any other reason before the new option grant date you will not receive a new option, nor will you receive any other compensation for your options that were cancelled.

TAX-RELATED RISKS OF PARTICIPATING IN THE OFFER

Your new option will be a non-qualified stock option for United States federal income tax purposes, whereas your cancelled option may have been an incentive stock option.

The new option that will replace your exchanged option will be a non-qualified stock option. In general, non-qualified stock options are less favorable to you from a tax perspective. For more detailed information, please read the rest of the offer to exchange, and see the tax disclosure set forth under the section entitled “Material U.S. federal income tax consequences.”

Even if you elect not to participate in the option exchange program, your incentive stock options may be affected.

We believe that you will not be subject to current United States federal income tax if you do not elect to participate in the option exchange program. We also believe that the option exchange program will not change the United States federal income tax treatment of subsequent grants and exercises of your incentive stock options (and sales of shares acquired upon exercises of such options) if you do not participate in this offer to exchange options. However, the IRS may characterize this offer to exchange options as a “modification” of those incentive stock options, even if you decline to participate. A successful assertion by the IRS of this position could extend the holding period of any incentive stock option shares to two years from modification to qualify for favorable tax treatment. Accordingly, to the extent you dispose of your incentive stock option shares prior to the lapse of the new extended holding period, your incentive stock option could be taxed similarly to a non-qualified stock option.

TAX-RELATED RISKS FOR TAX RESIDENTS OF NON-UNITED STATES COUNTRIES

In addition, if you are a tax resident or citizen of a foreign jurisdiction, you should refer to Schedules C through U for a discussion of some of the tax and legal consequences that may apply to you.

TAX-RELATED RISKS FOR TAX RESIDENTS OF MULTIPLE COUNTRIES

If you are subject to the tax laws in more than one jurisdiction, you should be aware that there may be tax and social insurance consequences that may apply to you. You should be certain to consult your own tax advisor to discuss these consequences.

RISKS RELATED TO OUR INDEBTEDNESS AND FINANCIAL CONDITION

Our indebtedness could adversely affect our financial condition.

In November 2000, we completed a convertible debt offering of $250.0 million in 5% subordinated convertible notes (the “Notes”) that are due November 2007. Our indebtedness could have important consequences for investors. For example, it could:

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our ability to obtain additional financing;

•	require the dedication of a substantial portion of our cash flows from operations to the payment of principal of, and interest on, our indebtedness, thereby reducing the availability of capital to fund our operations, working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry; and

•	place us at a competitive disadvantage relative to our competitors with less debt.

Although we have no present plans to do so, we may incur substantial additional debt in the future. While the terms of our credit facility impose certain limits on our ability to incur additional debt, we are permitted to incur additional debt subject to compliance with the terms and conditions set forth in the loan agreement. Moreover, the terms of the Notes set forth no limits on our ability to incur additional debt. If a significant amount of new debt is added to our current levels, the related risks described above could intensify.

We may have insufficient cash flow to meet our debt service obligations.

We will be required to generate cash sufficient to pay all amounts due on the Notes and to conduct our business operations. The Notes require interest payments of $12.5 million annually with $250.0 million of principal due November 2007. As of November 30, 2002, the remaining principal and interest payments due under the Notes was $312.5 million. Our cash, cash equivalents and marketable securities were $132.8 million as of November 30, 2002. We will have to generate $179.7 million of net cash flow through any combination of normal operations of the Company, raising of debt and equity capital or asset sales by November 2007 to meet our remaining principal and interest payments under the Notes. We have net losses, and we may not be able to cover our anticipated debt service obligations. This may materially hinder our ability to make principal and interest payments on the Notes. Our ability to meet our future debt service obligations will be dependent upon our future performance, which will be subject to financial, business and other factors affecting our operations, many of which are beyond our control.

We may choose to purchase a portion of our convertible subordinated notes in the open market or authorize a stock repurchase program which could adversely effect our financial condition.

Although we have no present plans to do so, we may choose to purchase a portion of our convertible subordinated notes outstanding from time to time in the open market in future periods. We may also authorize a stock repurchase program where we would buy back shares of our common stock from time to time at prevailing market prices, through open market or unsolicited negotiated transactions, depending upon market conditions. Either of these actions would be contingent on approval of our Board of Directors and on compliance with the conditions of applicable securities laws. While the terms of our revolving credit facility impose certain limits on our ability to repurchase our debt and equity securities, we are permitted to do so subject to compliance with the terms and conditions set forth in the loan agreement. Purchases of convertible subordinated notes or stock repurchases in the open market would be funded from available cash and cash equivalents and could have a materially adverse effect on our liquidity and financial condition.

We may violate financial covenants under our credit facility which could adversely affect our financial condition.

During fiscal 2003, our financial performance has made it difficult for us to achieve the financial covenants under our credit facility with Bank of America (“BOA”). During November 2002, we were required to cash collateralize $14.1 million of outstanding letters of credit under the BOA credit facility as a result of violating a financial covenant. Also, we violated the consolidated EBITDA covenant under the BOA credit facility for the quarter ended November 30, 2002.

In January, 2003, we entered into a new unsecured credit facility with Silicon Valley Bank to replace the BOA credit facility, which should eliminate the cash restriction described above. However, if our future financial performance results in a violation of financial covenants in future periods, we could be required to provide cash collateral for outstanding borrowings or letters of credit, which would adversely impact our liquidity and financial condition.

RISKS RELATED TO OUR BUSINESS

Adverse economic and political conditions have caused a deterioration of the markets for our products and services which has negatively affected and could further negatively affect our financial performance.

Our revenue and operating results depend on the overall demand for our software and related services. Regional and global adverse changes in the economy and political unrest have caused a deterioration of the markets for our products and services. This has resulted in reductions, delays and postponements of customer purchases, which materially adversely affected our financial results performance during the quarters ended August 31, 2001, November 30, 2001, May 31, 2002, August 31, 2002 and November 30, 2002. Demand for our pricing and revenue optimization and our supplier relationship management products has been more severely impacted than our supply chain management and service & parts management products for which there are more mature markets. Although our markets in most industries and geographies have deteriorated, industries most severely impacted include, among others, chemicals and energy, high technology, manufacturing and travel, transportation & hospitality. Industries less affected include automotive, consumer packaged goods, food & agriculture, life sciences and retail. If these adverse conditions continue or worsen, we would likely experience further reductions, delays, and postponements of customer purchases further negatively impacting our financial performance.

National and global responses to future terrorist attacks or similar developments, including military actions or war, would likely materially adversely affect demand for our software and services because of the economic and political effects on our markets and by interrupting the ability of our customers to do business in the ordinary course, as a result of a variety of factors, including, among others, changes or disruptions in movement and sourcing of materials, goods and components or the possible interruption in the flow of information or monies.

We have experienced significant losses in recent years due to operational difficulties in fiscal 1999 and the first half of fiscal 2000 and to a deterioration of our markets resulting from weakening economic conditions commencing in fiscal 2002.

We have recently incurred significant losses. We experienced operational difficulties in fiscal 1999 and the first half of fiscal 2000. Problems with our direct sales operation and intense competition, among other factors, contributed to net losses in fiscal 1999 and fiscal 2000 and a decline in revenue in fiscal 2000. Thereafter, our financial performance began to improve under our new management team. However, beginning late in our second quarter of fiscal 2002, weakening economic conditions resulted in a deterioration in our markets. We experienced sequential declines in software and total revenue during our second and third quarters of fiscal 2002. Further weakening of economic conditions, which severely impacted the timing of capital spending decisions for computer software, particularly enterprise application software, further negatively impacted the markets for our products and services. This again resulted in significant sequential quarterly declines in software and total revenue in our first three-quarters of fiscal 2003. The losses incurred during these periods were $96.1 million in fiscal 1999, $8.9 million in fiscal 2000, $28.1 million in fiscal 2001, $115.2 million in fiscal 2002, and $100.8 million in the nine months ended November 30, 2002. Our ability to improve our financial performance will depend on a stabilization or improvement of economic conditions resulting in increased demand for our solutions or our ability to align our cost structure with revenue without retarding our ability to grow revenue in future periods. If market conditions for our solutions do not improve or if we do not successfully align our cost structure with our revenue without retarding our ability to grow revenue, our business could be harmed, and we could continue to incur significant losses.

If our stock price remains near or lower than recent levels for a sustained period of time, we may be required to record significant non-cash charges associated with goodwill impairment.

On March 1, 2002, we adopted SFAS 142, which changed the accounting for goodwill from an amortization method to an impairment-only method. Effective March 1, 2002, the Company stopped amortizing goodwill but will continue amortizing other intangible assets with finite lives. As required by the provisions of SFAS 142, we performed the initial goodwill impairment test required during our first quarter of fiscal 2003. We consider ourselves to have a single reporting unit. Accordingly, all of our $283.6 million in goodwill as of November 30, 2002 is associated with our entire company. As of March 1, 2002, based upon our implied fair value, there was no impairment of goodwill recorded upon implementation of SFAS 142.

During the quarters ended August 31, 2002 and November 30, 2002, we experienced adverse changes in our stock price resulting from a decline in our financial performance and adverse business conditions that have affected the technology industry, especially application software companies. Based on these factors, we performed a test for goodwill impairment at August 31, 2002 and November 30, 2002 and determined that based upon the implied fair value (which includes factors such as, but not limited to, our market capitalization, control premium and recent stock price volatility) of Manugistics as of August 31, 2002 and November 30, 2002, there was no impairment of goodwill. We will continue to test for impairment on an annual basis, coinciding with our fiscal year end, or on an interim basis if circumstances change that would more likely than not reduce the fair value of our reporting unit below its carrying value. If our stock price remains near or lower than recent levels such that implied fair value of Manugistics is significantly less than stockholders’ equity for a sustained period of time, among other factors, we may be required to record an impairment loss related to goodwill below its carrying amount. We will perform a test for goodwill impairment at February 28, 2003, which is our annual date for goodwill impairment review.

Our future results will be adversely affected by several types of significant non-cash charges which could impair our ability to achieve or maintain profitability in the future.

We will incur significant non-cash charges in the future related to the amortization of intangible assets, including acquired technology relating to the Western Data Systems of Nevada, Inc. (“WDS”), Digital Freight Exchange, Inc. (“DFE”), STG Holdings, Inc. (“STG”), PartMiner Inc.’s CSD business, SpaceWorks, Inc. and Talus Solutions, Inc. (“Talus”) acquisitions and non-cash stock compensation expenses associated with our acquisition of Talus. In addition, we have incurred and may in the future incur non-cash stock compensation charges related to our stock option repricing on January 29, 1999. During fiscal 2002, we announced that we were required to write off our investment in Converge, Inc., which resulted in a pre-tax charge of $10.2 million. In the three months ended August 31, 2002, we recorded a valuation allowance for the full amount of our net deferred tax assets which resulted in a $20.4 million non-cash charge to income tax expense. We may also incur non-cash charges in future periods related to impairments of long-lived assets. To achieve profitability we must grow our revenue sufficiently to cover these charges. Our failure to achieve profitability could cause our stock price to decline.

Our operating performance has been negatively impacted by the progressive weakening of global economic conditions which resulted in a deterioration of our markets. In fiscal 2002 and in the nine months ended November 30, 2002, we have recorded certain restructuring charges and have enacted cost containment and cost reduction measures in response to the downturn in our markets. If our restructuring plans and our cost containment and cost reduction measures fail to achieve the desired results or result in unanticipated negative consequences, or if our markets continue to experience weakness, we may suffer material harm to our business.

Because of the downturn in our markets as a result of progressive weakening of global economic conditions during fiscal 2002 and in the first three-quarters of fiscal 2003, we faced new challenges in our ability to grow revenue, improve operating performance and expand market share. In response to the impact on our financial performance, we implemented restructuring plans and cost containment and cost reduction measures to reduce our cost structure, which included, among other things, workforce reductions and mandatory unpaid leave programs. In our fiscal year 2002 and in our second and third quarters of fiscal 2003, we recorded restructuring and impairment charges of $6.6 million, $8.8 million and $8.2 million, respectively. Although we have no present plans to do so, we may initiate further restructuring plans in future periods requiring restructuring and impairment charges. If we fail to achieve the desired results of our restructuring plans and our cost containment and cost reduction measures or if our markets continue to experience weakness, we may suffer material harm to our business.

We have reduced our workforce as part of our recent cost containment and cost reduction initiatives. If we fail to field and retain a qualified workforce our business could be materially adversely affected.

We believe that our success depends on our ability to motivate and retain highly skilled technical, managerial, sales, marketing and services personnel. Competition for skilled personnel can be intense, and there can be no assurance that we will be successful in attracting, motivating and retaining the personnel required to improve our financial performance and grow. In addition, the cost of hiring and retaining skilled employees is high. Failure to attract and retain highly skilled personnel could materially and adversely affect our business.

Our recent cost containment and cost reduction initiatives may yield unintended consequences, such as attrition beyond our planned reduction in workforce, reduced employee morale and decreased productivity. In addition, the recent trading levels of our stock have decreased the value of our stock options granted to employees under our stock option plans. As a result of these factors, our remaining personnel may seek alternate employment, such as with larger, more established companies or companies that they perceive as having less volatile stock prices or better prospects. Continuity of personnel is a very important factor in sales and implementation of our software and our product development efforts. Attrition beyond our planned reduction in workforce could have a material adverse effect on our financial performance.

Our president, executive vice president of pricing and revenue management and president of European operations have resigned in fiscal 2003. The success and growth of our business may suffer if we lose additional key personnel.

Our success depends significantly on the continued service of our executive officers. Three of our executive officers have recently left Manugistics. Gregory Cudahy, former Executive Vice President of Pricing and Revenue Management resigned in May 2002. Richard Bergmann, our former President, who had been on a personal leave of absence since June 2002, resigned effective October 15, 2002. Terrence A. Austin, our former Executive Vice President of European Operations, resigned effective January 6, 2003. Andrew Hogenson, who has been with Manugistics since 1997, most recently as our Senior Vice President of Product Development, has replaced Gregory Cudahy. Gregory Owens, Chairman and Chief Executive Officer, has assumed certain of Richard Bergmann’s duties. Jean-Claude Walravens, who has been with Manugistics since 1999, most recently as our Vice President Sales, Southern Europe, has replaced Mr. Austin as our Senior Vice President and President of European Operations. We do not have fixed-term employment agreements with any of our executive officers, and we do not maintain key person life insurance on our executive officers. The loss of services of any of our executive officers for any reason could have a material adverse effect on our business, operating results, financial condition and cash flows.

We have reduced our sales force as part of our recent cost containment and cost reduction initiatives. If we fail to field an effective sales organization, our ability to grow will be limited, which could adversely affect our financial performance.

We have reduced our sales force in fiscal 2002 and fiscal 2003 as a result of the deterioration in our markets. Decreasing software revenues and mandatory leave programs have resulted in reduced compensation earned by members of our sales force, which may result in further voluntary attrition of our sales force over time. In order to grow our revenue, our existing sales force will have to be more productive, and we will likely expand our sales force when the markets for our products and solutions improve. Our past efforts to expand our sales organization have required significant resources. New sales personnel require training and may take a long time to achieve full productivity. There is no assurance that we will successfully attract and retain qualified sales people at levels sufficient to support growth. Any failure to adequately sell our products could limit our growth and adversely affect our financial performance.

The sales cycles for our products and services can be long and unpredictable. Variations in the time it takes us to license our software may cause fluctuations in our operating results.

The time it takes to license our software to prospective clients varies substantially, but typically has ranged historically between three and twelve months. Variations in the length of our sales cycles could cause our revenue to fluctuate widely from period to period. Because we typically recognize a substantial portion of our software revenue in the last month of a quarter, any delay in the licensing of our products could cause significant variations in our revenue from quarter to quarter. These delays have occurred on a number of occasions in the past and materially adversely affected our financial performance, including, most recently, in our quarters ended August 31, 2001, November 30, 2001, May 31, 2002, August 31, 2002 and November 30, 2002. Furthermore, these fluctuations could cause our operating results to suffer in some future periods because our operating expenses are relatively fixed over the short term, and we devote significant time and resources to prospective clients. The length of our sales cycle depends on a number of factors, including the following:

•	the complexities of client challenges our solutions address;

•	the size, timing and complexity of contractual terms of licenses and sales of our products and services;

•	wide variations in contractual terms, which may result in deferred recognition of revenue;

•	customer financial constraints and credit-worthiness;

•	the breadth of the solution required by the client, including the technical, organizational and geographic scope of the license;

•	the evaluation and approval processes employed by the clients and prospects, which recently become more complex and lengthy;

•	economic, political and market conditions; and

•	any other delays arising from factors beyond our control.

Changes in the size of our software transactions may cause material fluctuations in our quarterly operating results.

The size of our software transactions fluctuates. Fluctuations in the size of our software transactions have occurred, and may in the future occur, as a result of changes in demand for our products and services. Losses of, or delays in concluding, larger software transactions have had and could have a proportionately greater effect on our revenue and financial performance for a particular period. For example, we recorded no software transaction of $5.0 million or greater in fiscal 2000, three software transactions of $5.0 million or greater in fiscal 2001, six software transactions of $5.0 million or greater in fiscal 2002, and no software transactions of $5.0 million or greater in the nine months ended November 30, 2002. During this same time period, we recorded 14 software transactions of $1.0 million or greater in fiscal 2000, 47 software transactions of $1.0 million or greater in fiscal 2001, 38 software transactions of $1.0 million or greater in fiscal 2002 and 15 software transactions of $1.0 million or greater in the nine months ended November 30, 2002. As a result of these changes in the size of our software transactions, our quarterly revenue and financial performance have fluctuated significantly and may cause significant fluctuations in the future.

We experienced declines in software revenue in fiscal 2002 and the first three-quarters of fiscal 2003. A reduction in our revenue derived from software licenses has and may in the future result in reduced services and support revenue.

Our ability to maintain or increase services revenue depends on our ability to maintain or increase the amount of software we license to customers. During our fourth quarter fiscal 2002 and third quarter fiscal 2003 we have experienced a decline in services revenue as a result of decreasing software revenue. Additional decreases or slowdowns in licensing may further adversely impact our services and support revenues in future periods.

In our third quarter of fiscal 2003 we experienced a sequential decline in support revenue compared to our second quarter of fiscal 2003 resulting from both the recent decline in software revenue and clients not renewing or partially renewing existing support contracts. Further declines in software revenue, a reduction in the renewal rate of annual support contracts, or both, could materially harm our business.

Our support revenue includes post-contract support and the rights to unspecified software upgrades and enhancements. Support contracts are generally renewable annually at the option of our customers. In the past, we have experienced high rates of renewed annual support contracts from our customers. If our customers fail to renew or to fully renew their support contracts at historical rates, our support revenue could materially decline.

We have a recent history of supplementing our internal revenue growth through acquisitions of business and technology. Acquisitions increase business risk. We have experienced difficulties integrating acquisitions in the past.

Acquisitions involve the integration of companies that have previously operated independently and increase the business risk of the acquiror. In February 1998 and June 1998 we made two acquisitions. The integration of the products and operations of these two acquisitions was negatively impacted by operational difficulties we were experiencing at the time. As a result, the products and operations of one of these acquisitions were never integrated and we abandoned the products acquired and the integration of the products and operations of the other was significantly retarded. In fiscal 2001 and 2002 we acquired the products and operations of Talus, STG, OneRelease.com, Inc. and its affiliate OneRelease.com LLC, and Partminer, Inc.’s CSD business and the technology of SpaceWorks. During our first quarter of fiscal 2003, we acquired the assets and businesses of WDS and DFE. In connection with these and any future acquisitions, there can be no assurance that we will:

•	effectively integrate employees, operations, products and systems;

•	realize the expected benefits of the transaction;

•	retain key employees;

•	effectively develop and protect key technologies and proprietary know-how;

•	avoid conflicts with our clients and business partners that have commercial relationships or compete with the acquired company;

•	avoid unanticipated operational difficulties or expenditures or both; and

•	effectively operate our existing business lines, given the significant diversion of resources and management attention required to successfully integrate acquisitions.

Although we are not currently contemplating any acquisitions, future acquisitions may result in a dilution to existing stockholders to the extent we issue shares of our common stock as consideration or reduced liquidity and capital resources to the extent we use cash as consideration.

If the markets for our products do not grow or further decline, our business will be materially and adversely affected.

Substantially all of our software, services and support revenue have arisen from, or are related directly to, our solutions. We expect to continue to be dependent upon these solutions in the future, and any factor adversely affecting the markets for our solutions would materially and adversely affect our ability to generate revenue. While we believe the markets for our solutions will expand as the economy improves, they may grow more slowly than in the past or anticipated. If the markets for our solutions further decline or do not grow as rapidly as we expect, revenue growth, operating margins, or both, could be adversely affected.

The markets for our solutions have been and may continue to be adversely affected by continuing or further deteriorating economic or political conditions.

Our markets are very competitive, and we may not be able to compete effectively.

The markets for our solutions are very competitive. The intensity of competition in our markets has significantly increased in part as a result of the deterioration in our markets, and we expect it to increase in the future. Our current and potential competitors may make acquisitions of other competitors and may establish cooperative relationships among themselves or with third parties. Some competitors are offering enterprise application software that competes with our applications at little or no charge as components of bundled products or on a stand-alone basis. Smaller niche software companies have been and will likely continue to develop unique offerings that compete effectively with some of our solutions. Further, our current or prospective clients and partners may become competitors in the future. Increased competition has resulted and in the future could result in price reductions, lower gross margins, longer sales cycles and the loss of market share. Each of these developments could materially and adversely affect our growth and operating performance.

Many of our current and potential competitors have significantly greater resources than we do, and therefore, we may be at a disadvantage in competing with them.

We directly compete with other enterprise application software vendors including: Adexa, Inc., Aspen Technology, Inc., The Descartes Systems Group, Inc., Global Logistics Technologies, Inc., i2 Technologies, Inc., JDA Software, Inc., Khimetrics, Logility, Inc., Logisitics.com (recently acquired by Manhattan Associates), Mercia, Metreo, PROS Revenue Management, Retek, Inc., Sabre, Inc., SAP AG, Viewlocity, Inc. (formerly SynQuest) and YieldStar Technology. In addition, some Enterprise Resource Planning (“ERP”) software companies such as Invensys plc, J.D. Edwards & Company, Oracle Corporation, PeopleSoft, Inc. and SAP AG have acquired or developed and are developing solutions that compete with ours. Some of our current and potential competitors, particularly the ERP vendors, have significantly greater financial, marketing, technical and other competitive resources than us, as well as greater name recognition and a larger installed base of clients. In addition, many of our competitors have well-established relationships with our current and potential clients and have extensive knowledge of our industry. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in client requirements or to devote greater resources to the development, promotion and sale of their products than we can. Any of these factors could materially impair our ability to compete and adversely affect our financial performance.

If the development of our products and services fails to keep pace with our industry’s rapidly evolving technology, our future results may be materially and adversely affected.

The markets for our solutions are subject to rapid technological change, changing client needs, frequent new product introductions and evolving industry standards. We have historically been successful in keeping pace with these changes, but if we fail to do so in the future, our products and services may be rendered obsolete. Our product development and testing efforts have required, and are expected to continue to require, substantial investments. We recently released a web-native version of certain of our products and will continue to develop and release web-native versions of our products. We may not possess sufficient resources to continue to make further necessary investments in technology. Recent cutbacks in our workforce could lengthen the time necessary to develop our products. In addition, we may not successfully identify new software opportunities or develop and bring new software to market in a timely and efficient manner.

Our growth and future operating results will depend, in part, upon our ability to continue to enhance existing applications and develop and introduce new applications or capabilities that:

•	meet or exceed technological advances in the marketplace;

•	meet changing market and client requirements, including rapid realization of benefits and the need to rapidly manage and analyze increasingly large volumes of data;

•	comply with changing industry standards;

•	achieve market acceptance;

•	integrate third-party software effectively; and

•	respond to competitive offerings.

If we are unable, for technological or other reasons, to develop and introduce new and enhanced software in a timely manner, we may lose existing clients and fail to attract new clients, which may adversely affect our financial performance.

Defects in our software or problems in the implementation of our software could lead to claims for damages by our clients, loss of revenue or delays in the market acceptance of our solutions.

Our software is complex. This complexity can make it difficult to detect errors or failure in our software prior to implementation. We may not discover errors in our software until our customers install and use a given product or until the volume of services that a product provides increases. When our software is installed, the environment into which it is installed is frequently complex and typically contains a wide variety of systems and third-party software, to which our software must be integrated. This can make the process of implementation difficult and lengthy. As a result, some customers may have difficulty or be unable to implement our products successfully within anticipated timeframes or otherwise achieve the expected benefits. These problems may result in claims for damages suffered by our clients, a loss of, or delays in, the market acceptance of our solutions, client dissatisfaction and potentially lost revenue and collection difficulties during the period required to correct these errors.

We utilize third-party software that we incorporate into and include with our products and solutions, and impaired relations with these third parties, defects in third-party software or the inability to enhance their software over time could harm our business.

We incorporate and include third-party software into and with our products and solutions. We are likely to incorporate and include additional third-party software into and with our products and solutions as we expand our product offerings. If our relations with any of these third-party software providers is impaired, and if we are unable to obtain or develop a replacement for the software, our business could be harmed. The operation of our products would be impaired if errors occur in the third-party software that we utilize. It may be more difficult for us to correct any defects in third-party software because the software is not within our control. Accordingly, our business could be adversely affected in the event of any errors in this software. There can be no assurance that these third parties will continue to invest the appropriate levels of resources in their products and services to maintain and enhance the software capabilities.

We utilize third parties to integrate our software with other software products and platforms. If any of these third parties should cease to provide integration services to us, our business, results of operations and financial condition could be materially adversely affected.

We depend on companies such as Business Objects S.A., Peregrine (now Inovus), Tibco Software, Inc., Vignette Corporation, and webMethods, Inc. to integrate our software with software and platforms developed by third parties. If relations with any of these third-parties is impaired, and if we are unable to secure a replacement on a timely basis, our business could be harmed. If these companies are unable to develop or maintain software that effectively integrates our software and is free from defects, our ability to license our products and provide solutions could be impaired and our business could be harmed. There can be no assurance that these third parties will continue to invest the appropriate levels of resources in their products and services to maintain and enhance their software’s capabilities.

Our efforts to develop and sustain relationships with vendors such as software companies, consulting firms, resellers and others to implement and promote our software products may fail, which could have a material adverse affect on our business.

We are developing, maintaining and enhancing significant working relationships with complementary vendors, such as software companies, consulting firms, resellers and others that we believe can play important roles in marketing our products and solutions. We are currently investing, and intend to continue to invest, significant resources to develop and enhance these relationships, which could adversely affect our operating margins. We may be unable to develop relationships with organizations that will be able to market our products effectively. Our arrangements with these organizations are not exclusive and, in many cases, may be terminated by either party without cause. Many of the organizations with which we are developing or maintaining marketing relationships have commercial relationships with our competitors. Therefore, there can be no assurance that any organization will continue its involvement with us and our products. The loss of relationships with important organizations could materially and adversely affect our financial performance.

As a result of the WDS acquisition, an increased percentage of our revenue will be derived from contracts with the government. Government contracts are subject to cost audits by the government and termination for the convenience of the government. A government audit or government termination of any of our contracts with the government could materially harm our business.

Although we have existing engagements for the Defense Logistics Agency, United States Navy and United States Airforce, the WDS acquisition will significantly increase the percentage of our revenue derived from contracts with the Government. Government contractors are commonly subject to various audits and investigations by Government agencies. One agency that oversees or enforces contract performance is the Defense Contract Audit Agency (“DCAA”). The DCAA generally performs a review of a contractor’s performance on its contracts, its pricing practices, costs and compliance with applicable laws, regulations and standards and to verify that costs have been properly charged to the Government. Although the DCAA has completed an initial review of our accounting practices and procedures allowing us to invoice the government, it has yet to exercise its option to perform an audit of our actual invoicing of Government contracts. These audits may occur several years after completion of the audited work. If an audit were to identify significant unallowable costs, we could have a material charge to our earnings or reduction to our cash position as a result of the audit and this could materially harm our business.

In addition, Government contracts may be subject to termination by the Government for its convenience, as well as termination, reduction or modification in the event of budgetary constraints or any change in the Government’s requirements. If one of our time-and-materials or fixed-priced contracts were to be terminated for the Government’s convenience, we would only receive the purchase price for items delivered prior to termination, reimbursement for allowable costs for work-in-progress and an allowance for profit on the contract, or an adjustment for loss if completion of performance would have resulted in a loss. Government contracts are also conditioned upon the continuing availability of Congressional appropriations. Congress usually appropriates funds on a fiscal-year basis, even though the contract performance may extend over many years. Consequently, at the outset of a program, the contract is usually only partially funded and Congress must annually determine if additional funds will be appropriated to the program. As a result, long-term contracts are subject to cancellation if appropriations for future periods become unavailable. We have not historically experienced any significant material adverse effects as a result of the Government’s failure to fund programs awarded to us. If the Government were to terminate some or all of our contracts or reduce and/or cancel appropriations to a program we have a contract with, our business could be materially harmed.

The limited ability of legal protections to safeguard our intellectual property rights could impair our ability to compete effectively.

Our success and ability to compete are substantially dependent on our internally developed technologies and trademarks, which we protect through a combination of confidentiality procedures, contractual provisions, patent, copyright, trademark and trade secret laws. Despite our efforts to protect our proprietary rights, unauthorized parties may copy aspects of our products or obtain and use information that we regard as proprietary. Policing unauthorized use of our products is difficult, particularly in certain foreign countries, including, among others, The People’s Republic of China. We are unable to determine the extent to which piracy of our software products exists. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States. Furthermore, our competitors may independently develop technology similar to ours.

Our products may infringe upon the intellectual property rights of others, which may cause us to incur unexpected costs or prevent us from selling our products.

The number of intellectual property claims in our industry may increase as the number of competing products grows and the functionality of products in different industry segments overlaps. In recent years, there has been a tendency by software companies to file substantially increasing numbers of patent applications, including those for business methods and processes. We have no way of knowing what patent applications third parties have filed until the application is filed or until a patent is issued. Patent applications are often published within 18 months of filing, but it can take as long as three years or more for a patent to be granted after an application has been filed. Although we are not aware that any of our products infringe upon the proprietary rights of third parties, there can be no assurance that third parties will not claim infringement by us with respect to current or future products. Any of these claims, with or without merit, could be time-consuming to address, result in costly litigation, cause product shipment delays or require us to enter into royalty or license agreements. These royalty or license agreements might not be available on terms acceptable to us or at all, which could materially and adversely affect our financial performance.

Our international operations pose risks for our business and financial condition.

We currently conduct operations in Australia, Belgium, Brazil, France, Germany, Hong Kong, Italy, Japan, Malaysia, Mexico, Taiwan, The Netherlands, The People’s Republic of China, Singapore, Sweden and the United Kingdom. We intend to expand our international operations and to increase the proportion of our revenue from outside the United States. These operations require significant management attention and financial resources and additionally subject us to risks inherent in doing business internationally, such as:

•	failure to properly comply with foreign laws and regulations applicable to our foreign activities;

•	failure to properly comply with United States laws and regulations relating to the export of our products and services;

•	difficulties in managing foreign operations and appropriate levels of staffing;

•	longer collection cycles;

•	tariffs and other trade barriers;

•	seasonal reductions in business activities, particularly throughout Europe;

•	proper compliance with local tax laws which can be complex and may result in unintended adverse tax consequences; and

•	increasing political instability and adverse economic conditions in many of these countries.

Our failure to properly comply or address any of the above factors could adversely affect the success of our international operations and could have a material adverse effect on our financial performance.

Changes in the value of the U.S. dollar, in relation to the currencies of foreign countries where we transact business, could harm our operating results.

In the nine months ended November 30, 2002, 24.5% of our total revenue was derived from outside the United States. Our primary international operations are located throughout Europe and Asia-Pacific. We also have operations in Brazil and Mexico. Our international revenue and expenses are denominated in foreign currencies, typically the local currency of the selling business unit. Therefore, changes in the value of the U.S. Dollar as compared to these other currencies may adversely affect our operating results. We intend to expand our international operations and to increase the proportion of our revenue from outside the United States. For example, we opened offices in Hong Kong, Malaysia and The People’s Republic of China recently. We expect to use an increasing number of foreign currencies, causing our exposure to currency exchange rate fluctuations to increase. We generally do not implement hedging programs to mitigate our exposure to currency fluctuations affecting international accounts receivable, cash balances and intercompany accounts, and we do not hedge our exposure to currency fluctuations affecting future international revenues and expenses and other commitments. For the foregoing reasons, currency exchange rate fluctuations have caused, and likely will continue to cause, variability in our foreign currency denominated revenue streams and our cost to settle foreign currency denominated liabilities, which could have a material adverse effect on our financial performance.

We may be subject to future liability claims, and the reputations of our company and products may suffer.

Many of our implementations involve projects that are critical to the operations of our clients’ businesses and provide benefits that may be difficult to quantify. Any failure in a client’s system could result in a claim for substantial damages against us, regardless of our responsibility for the failure. We have entered into and plan to continue to enter into agreements with software vendors, consulting firms, resellers and others whereby they market our solutions. If these vendors fail to meet their clients’ expectations or cause failures in their clients’ systems, the reputation of our company and products could be materially and adversely affected even if our software products perform in accordance with their functional specifications.

If requirements relating to accounting treatment for employee stock options are changed, we may be forced to change our business practices.

We currently account for the issuance of stock options under APB Opinion No. 25, “Accounting for Stock Issued to Employees.” If proposals currently under consideration by accounting standards organizations and governmental authorities are adopted, we may be required to treat the value of the stock options granted to employees as a compensation expense. As a result, we could decide to reduce the number of stock options granted to employees or to grant options to fewer employees. This could affect our ability to retain existing employees and attract qualified candidates, and increase the cash compensation or benefits we would have to pay to them. In addition, such a change could have a material effect on our financial performance.

It may become increasingly expensive to obtain and maintain insurance.

We obtain insurance to cover a variety of potential risks and liabilities. In the current market, insurance coverage is becoming more restrictive and when insurance coverage is offered, the deductible for which we are responsible is larger and premiums have increased substantially. As a result, it may become more difficult to maintain insurance coverage at historical levels, or if such coverage is available, the cost to obtain or maintain it may increase substantially. This may result in our being forced to bear the burden of an increased portion of risks for which we have traditionally been covered by insurance, which could have a material effect on our financial performance.

RISKS RELATED TO OUR INDUSTRY

Our future growth is substantially dependent on the continued success of the Internet as a reliable and secure commercial medium. The failure of the Internet as a reliable and secure commercial medium would be detrimental to our financial performance.

The growth of the Internet increased demand for our solutions, as well as created markets for new and enhanced product offerings. Therefore, our future sales and financial performance are substantially dependent upon the Internet as a reliable and secure commercial medium. The continued success of the Internet as a reliable and secure commercial medium may be adversely affected for a number of reasons, including:

•	potentially inadequate development of network infrastructure, delayed development of enabling technologies, performance improvements and security measures;

•	sustained disruptions in the accessibility, security and reliability;

•	delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity;

•	increased taxation and governmental regulation; or

•	changes in, or insufficient availability of, communications services to support the Internet, resulting in slower Internet user response times.

The occurrence of any of these factors could require us to modify our technology and our business strategy. We have expended significant amounts of resources to develop and deploy our products using the Internet as a medium. Any such modifications could require us to expend significant additional amounts of resources. In the event that the Internet does not remain a viable and secure commercial medium, our financial performance could be materially and adversely affected.

New laws or regulations affecting the Internet or commerce in general could reduce our revenue and adversely affect our growth.

Congress and other domestic and foreign governmental authorities have adopted and are considering legislation affecting the use of the Internet, including laws relating to the use of the Internet for commerce and distribution. The adoption or interpretation of laws regulating the Internet, or of existing laws governing such things as taxation of commerce, consumer protection, libel, property rights and personal privacy, could hamper the growth of the Internet and its use as a communications and commercial medium. If this occurs, companies may decide not to use our products or services, and our business, operating results and financial condition could suffer.

RISKS RELATED TO OUR COMMON STOCK

Our stock price has been and is likely to continue to be volatile. We have recently experienced significant declines in our stock price due to our poor financial performance.

The trading price of our common stock has been and is likely to be highly volatile. Our stock price has been and could continue to be subject to wide fluctuations in response to a variety of factors, including the following:

•	actual or anticipated variations in quarterly operating results and continuing losses;

•	continued or deteriorating adverse economic, political and market conditions;

•	announcements of technological innovations;

•	new products or services offered by us or our competitors;

•	changes in financial estimates and ratings by securities analysts;

•	changes in the performance, market valuations, or both, of our current and potential competitors and the software industry in general;

•	our announcement or a competitors’ announcement of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	adoption of industry standards and the inclusion of our technology in, or compatibility of our technology with, such standards;

•	adverse or unfavorable publicity regarding us, or our products and services or implementations;

•	adverse or unfavorable publicity regarding our competitors, including their products and implementations;

•	additions or departures of key personnel;

•	sales or anticipated sales of additional debt or equity securities; and

•	other events or factors that may be beyond our control.

In addition, the stock markets in general, The Nasdaq Stock Market and the equity markets for software companies in particular, have experienced extraordinary price and volume volatility in recent years. Such volatility has adversely affected the stock prices for many companies irrespective of, or disproportionately to, the operating performance of these companies. These broad market and industry factors may materially and adversely further affect the market price of our common stock, regardless of our actual operating performance.

Our charter and bylaws and Delaware law contain provisions that could discourage a takeover even if beneficial to stockholders.

Our charter and our bylaws, in conjunction with Delaware law, contain provisions that could make it more difficult for a third party to obtain control of us even if doing so would be beneficial to stockholders. For example, our bylaws provide for a classified board of directors and allow our board of directors to expand its size and fill any vacancies without stockholder approval. Furthermore, our board has the authority to issue preferred stock and to designate the voting rights, dividend rate and privileges of the preferred stock, all of which may be greater than the rights of common stockholders.

THE OFFER

We are making a stock option exchange offer to eligible employees of Manugistics from February 10, 2003, which is the date that this offer commences, through the expiration date of this offer, March 10, 2003. We will accept for exchange, subject to the terms of the offer, all eligible option grants that eligible employees properly elect to exchange. Under this offer, eligible employees may voluntarily elect to exchange eligible outstanding vested and unvested stock options having an exercise price equal to or greater than $7.0001 per share. We will cancel each eligible option grant you elect to exchange and send you a promise to grant a new stock option for each cancelled option. For each such eligible option grant, we will grant a new option grant to you on the first business day that is at least six months and five days after we cancel your exchanged option grants. The new option grant will have a new exercise price and may be for a smaller number of shares determined in accordance with the exchange ratios described in Section 2 of this offer.

The expiration date for this offer will be 5:00 p.m., Eastern Standard Time, on March 10, 2003, unless we, in our discretion, extend the offer. We will promptly inform you if we extend the offer. See Section 16 of this offer for a description of our rights to extend, terminate and amend the offer.

This is a one-time offer and we have no plans to nor any obligation to make any other offers to exchange in the future. We will strictly enforce the offer period and expiration date, subject only to any extensions that we, in our sole discretion, may grant. You should not interpret anything in this offer as an offer of employment or a guarantee of continued or future employment with Manugistics.

Regardless of whether you choose to participate in the offer, you must complete and return the Election/Change of Election Form. If you choose not to participate in the offer please mark the box “Rejection/Withdraw.”

1.     ELIGIBILITY.

You are an “eligible employee” if you are an employee, including an officer, but not a director, of Manugistics and you remain employed by Manugistics through the date on which the exchanged options are cancelled. Employees who have received notice of termination from Manugistics or who have delivered notice of termination to Manugistics prior to the expiration date are not eligible to participate in the offer. Members of our board of directors, including our Chief Executive Officer who also serves as a director, are also not eligible to participate in the offer, unless otherwise required by the local laws of a non-United States jurisdiction. Our directors are listed on Schedule A to this document.

Unless otherwise required by the local laws of a non-United States jurisdiction, to receive a new option, you must remain employed by Manugistics through the new option grant date, which will be the first business day that is at least six months and five days after the cancellation date. If we do not extend the offer, the new option grant date will be September 16, 2003. If, for any reason, you do not remain an employee of Manugistics through the new option grant date, you will not receive any new options or other compensation in exchange for your options that have been accepted for exchange. For this purpose, employment would not include a period of notice pursuant to local law. This means that if you quit, with or without a good reason, or die, or we terminate your employment with or without cause, before the new option grant date, you will not receive anything for the options that you elected to exchange and that we cancelled. Unless expressly provided by the applicable laws of a non-United States jurisdiction, your employment with Manugistics will remain “at-will” and can be terminated by you or us at any time, with or without cause or notice.

2.     NUMBER OF OPTIONS; VESTING.

Subject to the terms and conditions of this offer, we will accept for exchange outstanding vested and unvested, unexercised options with exercise prices equal to or greater than $7.0001 per share that are held by eligible employees and that are properly elected to be exchanged, and are not validly withdrawn, before the expiration date. Over 99.8% of the eligible options were issued under either the Second Amended and Restated 1998 Stock Option Plan of Manugistics Group, Inc. or the Amended and Restated 2000 Non-Qualified Stock Option Plan of Manugistics Group, Inc.

If you return any of your eligible options you must also elect to exchange all outstanding options granted to you after August 9, 2002, regardless of exercise price. No shares of Manugistics common stock, including common stock acquired upon exercise of Manugistics options or through the Employee Stock Purchase Plan, may be exchanged in this offer.

IF YOU PARTICIPATE IN THIS OFFER, YOU MUST EXCHANGE ALL OF YOUR OPTIONS THAT WERE GRANTED TO YOU AFTER AUGUST 9, 2002. This rule applies even if these options have exercise prices less than $7.0001 per share. For example, if you received an option grant in March 2000 with an exercise price of $10.00 and a grant in September 2002 with an exercise price of $3.00 and you want to exchange your March 2000 option grant, you also must exchange your September 2002 option grant. This also includes any options granted to you between the commencement of this offer on February 10, 2003 and the expiration date.

If you have exercised an option grant in its entirety, that option grant is no longer outstanding and is therefore not subject to this offer. In addition, you may not exchange less than all of a particular outstanding option grant. However, if you have already exercised a portion of an eligible option grant and the remaining unexercised portion of that option grant is still outstanding, the remaining portion may be tendered for exchange pursuant to this offer.

Subject to the terms of this offer and upon our acceptance of your properly tendered options, your exchanged options will be cancelled, and you will be granted new options on the new option grant date, currently expected to be on September 16, 2003. The number of shares that will be subject to each new option grant will be less than the number of shares cancelled, except for those options that were granted after August 9, 2002. The number of shares you will receive for your exchanged options will be determined as follows:

•	Exchanged options granted with an exercise price of $7.0001 - $10.00 will be replaced with new options at an exchange ratio of one share for every 1.75 shares exchanged.

•	Exchanged options granted with an exercise price of $10.0001 - $20.00 will be replaced with new options at an exchange ratio of one share for every 2.5 shares exchanged.

•	Exchanged options granted with an exercise price of $20.0001 - $30.00 will be replaced with new options at an exchange ratio of one share for every 3.5 shares exchanged.

•	Exchanged options granted with an exercise price of $30.0001 and higher will be replaced with new options at an exchange ratio of one share for every 5.0 shares exchanged.

•	Options granted to you after August 9, 2002, must be exchanged if you want to exchange any other options and will be replaced with new options at an exchange ratio of one share for every share exchanged.

For example, if you elect to exchange an option to purchase 1,000 shares with an exercise price of $16.00 and satisfy all the conditions of this offer, on the new option grant date you would receive a new option to purchase 400 shares (1,000/2.5) of Manugistics common stock with an exercise price equal to the greater of (i) the fair market value per share of our common stock as determined under our stock option plans, or (ii) $2.30 per share. Alternatively, if you elect to exchange an option to purchase 600 shares with an exercise price of $30.0001 or higher and satisfy all the conditions of this offer, on the new option grant date you would receive a new option to purchase 120 shares (600/5) of Manugistics common stock with an exercise price equal to the greater of (i) the fair market value per share of our common stock as determined under our stock option plans, or (ii) $2.30 per share. Finally, if in either of the above examples you also held an option for 500 shares that was granted to you after August 9, 2002 (even if its exercise price is less than $7.0001 per share), you must also exchange this option, and on the new option grant date you will also receive a new option for 500 shares, with an exercise price equal to the greater of (i) the fair market value per share of our common stock as determined under our stock option plans, or (ii) $2.30 per share.

Fair market value means, in respect of any date on or as of which a determination thereof is being or to be made, the average of the high and low per share sale prices of the common stock reported on the Nasdaq System.

The number of new options you will receive will be rounded up to the nearest whole option. The number of new options is subject to adjustment for any stock splits, subdivisions, combinations, stock dividends and similar events that occur after the cancellation date but before the new option grant date. Each new option will be granted under either our Second Amended and Restated 1998 Stock Option Plan or our Amended and Restated 2000 Non-Qualified Stock Option Plan, as determined by our board of directors. The form of option agreement is attached as an exhibit to the Schedule TO with which this offer has been filed.

Each stock option agreement specifies the term of the option and the date on which the option becomes exercisable. Each new option shall have the same expiration date as the exchanged option. The vesting schedule for the new options will be identical to the vesting schedule of the exchanged option. As long as your employment with Manugistics continues, each new option will vest on the same vesting schedule of your exchanged option, with vesting credit given for the period between the cancellation date and the new option grant. If you exchange an option grant that is completely vested as of the expiration date, the new option grant will also be completely vested.

3.     PURPOSE OF THE OFFER.

We are committed to the concept of employees as owners. Due to the decline in our stock price, many of your outstanding options have grant prices that are significantly higher than the current and recent market prices of Manugistics common stock. In order for our stock option programs to provide the motivation and retention we intend, you must feel that our stock options will provide you with the opportunity to realize value within a reasonable period of time. This program is voluntary and will allow eligible employees to choose whether to keep their current stock options at their current exercise price, or to cancel those options in exchange for new options to be granted on the first business day that is at least six months and five days after the date we cancel the options you offered for exchange.

HOWEVER, BECAUSE WE WILL NOT GRANT NEW OPTIONS UNTIL THE FIRST BUSINESS DAY THAT IS AT LEAST SIX MONTHS AND FIVE DAYS AFTER THE CANCELLATION DATE, YOUR NEW OPTION COULD HAVE A HIGHER GRANT PRICE THAN SOME OR ALL OF YOUR CURRENTLY OUTSTANDING OPTIONS. EMPLOYEES WHO PARTICIPATE IN THIS OFFER WILL RECEIVE A NEW OPTION FOR A SMALLER NUMBER OF SHARES THAN THE OPTIONS THEY PREVIOUSLY HELD.

We issued the options currently outstanding for the following reasons:

•	to attract, retain and reward highly qualified officers and other employees;

•	to motivate officers and other selected employees to achieve business objectives established to promote the long-term growth, profitability and success of Manugistics; and

•	to encourage ownership of the common stock of Manugistics by participating officers and other selected employees.

This offer balances the benefits to employees with the interests of stockholders by reducing the potential dilution that would result if we were simply to make additional grants of stock options without reducing the number of shares subject to outstanding stock options. Further, Manugistics does not have authority to grant a sufficient number of stock options to make grants to employees that would achieve the same benefits to employees and stockholders that this program does, while allowing Manugistics to maintain the flexibility it needs to provide ongoing grants, award additional options to recognize employee performance and grant options to newly hired employees or in the event of an acquisition. This offer is designed to decrease Manugistics’ option overhang, which is the number of options outstanding as a percent of the total number of common shares outstanding. The exchange ratios used in this offer are designed to help accomplish this goal. Depending on the level of participation by eligible employees in this offer, the option exchange has the potential to reduce the number of shares of Manugistics common stock underlying our option grants.

One of the keys to our future success is the retention and attraction of our most valuable asset, our employees. Because of the decline in the price of Manugistics common stock, you may feel that some of the options we previously granted no longer fulfill their motivation and retention purposes. By making this offer, we intend to provide you with the benefit of holding options that over time may increase in value and provide an incentive for you to remain with us and contribute to the attainment of our business and financial objectives and the creation of value for our stockholders.

Except as otherwise disclosed in this offer or in our SEC filings, Manugistics presently has no plans or proposals that relate to or would result in:

•	any extraordinary transaction, such as a merger, reorganization or liquidation involving Manugistics;

•	any purchase, sale or transfer of a material amount of our assets;

•	any material change in our present dividend rate or policy, or our indebtedness or capitalization;

•	any change in our present board of directors or management, including a change in the number or term of directors or to fill any existing board vacancies or to change any executive officer’s material terms of employment;

•	any other material change in our corporate structure or business;

•	our common stock being delisted from the Nasdaq Stock Market or not being authorized for quotation in an automated quotation system operated by a national securities association;

•	our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the Exchange Act);

•	the suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

•	the acquisition by any person of an amount of our securities or the disposition of an amount of any of our securities; or

•	any change in our certificate of incorporation or bylaws, or any actions that may impede the acquisition of control of us by any person.

Neither we nor our board of directors makes any recommendation as to whether you should accept this offer, nor have we authorized any person to make any such recommendation. You should evaluate carefully all of the information in this offer and consult your own investment and tax advisors. You must make your own decision about whether to participate in this offer.

This is a one-time offer and we have no plans to nor any obligation to make any other offers to exchange in the future. We will strictly enforce the offer period and expiration date, subject only to any extensions that we, in our sole discretion, may grant. You should not interpret anything in this offer as an offer of employment or a guarantee of continued or future employment with Manugistics.

4.     PROCEDURES FOR ELECTING TO EXCHANGE OPTIONS.

Proper Election to Exchange Options.

Participation in this offer is voluntary. To participate in this offer, in order to tender any options you desire to exchange, you must, in accordance with the instructions of the Election/Change of Election Form, properly complete, sign and deliver the Election/Change of Election Form to

Karen Montague Miller of Stock Plan Administration or Stephanie Jung of Human Resources. We encourage you to use the Offer to Exchange Database to complete and submit the required documents. The link to the Offer to Exchange Database is located under Section 2.5 of the Employee Encyclopedia, under the title “Option Exchange Program.” Alternatively, you may return all of the required documents via facsimile to Karen Montague Miller at (301) 255-5700 or to Stephanie Jung at (301) 255-3513, by express mail or by hand. Please retain a copy of the fax transmission sheet as proof of your timely submission. We will not accept delivery by e-mail. In any event, we must receive all of the required documents addressed to Karen Montague Miller or Stephanie Jung at Manugistics Group, Inc., 9715 Key West Avenue, Rockville, MD 20850 before the expiration date. The expiration date will be 5:00 p.m., Eastern Standard Time, on March 10, 2003, unless we extend the offer. YOUR ELECTION TO EXCHANGE IS IRREVOCABLE AFTER THIS DEADLINE. We will not accept delivery of any Election/Change of Election Forms after the expiration of the offer.

If you participate in this offer, you must exchange all options we granted to you after August 9, 2002, even if those options have an exercise price less than $7.0001 per share and would otherwise be ineligible for exchange. If you return for exchange any eligible option grant pursuant to the offer, you will automatically be deemed to have returned all options we granted to you after August 9, 2002 for exchange and cancellation.

Regardless of whether you choose to participate in the offer, you must complete and return the Election/Change of Election Form. If you choose not to participate in the offer please mark the box “Rejection/Withdraw.”

THE DELIVERY OF ALL DOCUMENTS, INCLUDING ELECTION/CHANGE OF ELECTION FORMS, IS AT YOUR RISK. YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. YOUR OPTIONS WILL NOT BE CONSIDERED TENDERED UNTIL WE RECEIVE A PROPERLY COMPLETED ELECTION FORM. WE WILL NOT ACCEPT DELIVERY BY E-MAIL. WE INTEND TO CONFIRM THE RECEIPT OF YOUR ELECTION/CHANGE OF ELECTION FORM WITHIN TWO TO THREE BUSINESS DAYS. IF YOU HAVE NOT RECEIVED A CONFIRMATION, YOU MUST CONFIRM THAT WE HAVE RECEIVED YOUR ELECTION/CHANGE OF ELECTION FORM.

If you do not deliver your properly completed Election/Change of Election Form so that we receive it before the expiration date, then you will not participate in the option exchange, and all stock options currently held by you will remain intact at their original price and subject to their original terms.

Our receipt of your Election/Change of Election Form is not by itself an acceptance of your options for exchange. For purposes of this offer, we will be deemed to have accepted options for exchange that are validly elected and properly tendered to be exchanged and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance of options for exchange. We may issue this notice of acceptance by press release, e-mail or other methods of communication. Options accepted for exchange will be cancelled on the cancellation date, which we presently expect will be March 11, 2003.

Determination of Validity; Rejection of Options; Waiver of Defects; No Obligation to Give Notice of Defects.

We will determine, in our discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any Election/Change of Election Form or any options elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept. We will accept all properly tendered options that are not validly withdrawn. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular options or for any particular option holder, provided that if we grant any such waiver, it will be granted with respect to all option holders and tendered options. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer. We will strictly enforce the election period, subject only to an extension that we may grant in our discretion.

Our Acceptance Constitutes an Agreement.

Your election to exchange any options constitutes your acceptance of the terms and conditions of this offer. OUR ACCEPTANCE OF YOUR PROPERLY TENDERED OPTIONS FOR EXCHANGE WILL CONSTITUTE A BINDING AGREEMENT BETWEEN MANUGISTICS AND YOU UPON THE TERMS AND SUBJECT TO THE CONDITIONS OF THIS OFFER.

To administer this offer, we must collect, use and transfer certain information regarding you and your option grants, and may have to pass that information on to third parties who are assisting with the offer. By submitting an Election/Change of Election Form, you agree to such collection, use and transfer of your personal data by us and the third parties assisting us with the offer, but only for the purpose of administering your participation in this offer. By submitting an Election/Change of Election Form, you also acknowledge and agree that:

•	the parties receiving this data may be located outside of the United States, and the recipient’s country may have different data privacy laws and protections than the United States,

•	the data will be held only as long as necessary to administer and implement the program,

•	you can request from us a list of the parties that may receive your data,

•	you can request additional information about how the data is stored and processed, and you can request that the data be amended if it is incorrect.

If you are an option holder in certain foreign jurisdictions, you can withdraw your consent to the collection, use and transfer of your data by contacting us. However, if you withdraw your consent, you may not participate in this offer. Please contact us if you have any questions.

5.     WITHDRAWAL RIGHTS AND CHANGE OF ELECTION.

You may withdraw all or certain option grants that you previously elected to exchange only in accordance with the provisions of this section. If your employment with us terminates prior to the expiration date of the offer, the options you returned to us will automatically be withdrawn. If automatically withdrawn, you may exercise those options to the extent they are vested at the time of your termination, but only if those options remain exercisable following your termination under the terms of your stock option grant agreement.

You may withdraw all or certain of the option grants that you previously elected to exchange at any time before the expiration date, which is expected to be 5:00 p.m., Eastern Standard Time, on March 10, 2003. If we extend the offer, you may withdraw your option grants at any time until the extended expiration date. To validly withdraw certain of the option grants that you previously elected to exchange, you must deliver to us a new Election/Change of Election Form that lists only those option grants that you now wish to exchange. To validly withdraw all of the option grants that you previously elected to exchange, you must deliver a new Election/Change of Election Form indicating that you are withdrawing in full a previous election to exchange option grants.

All Election/Change of Election Forms must be delivered to Manugistics Group, Inc., Attn: Karen Montague Miller of Stock Plan Administration or Stephanie Jung of Human Resources, 9715 Key West Avenue, Rockville, MD 20850, Section 4 above. We encourage you to use the Offer to Exchange Database to complete and submit the Election/Change of Election Form along with any other required documents. The link to the Offer to Exchange Database is located under Section 2.5 of the Employee Encyclopedia, under the title “Option Exchange Program.” Alternatively, you may return all of the required documents via facsimile to Karen Montague Miller at (301) 255-5700 or to Stephanie Jung at (301) 255-3513, by express mail or by hand. Please retain a copy of the fax transmission sheet as proof of your timely submission. We will not accept delivery by e-mail.

ALTHOUGH YOU MAY WITHDRAW CERTAIN OF YOUR EXCHANGED OPTION GRANTS, YOU MAY NOT WITHDRAW ONLY A PORTION OF A PARTICULAR EXCHANGED OPTION GRANT. IN ADDITION, YOU MAY NOT WITHDRAW ANY OPTIONS GRANTED TO YOU AFTER AUGUST 9, 2002 UNLESS YOU WITHDRAW ALL OF YOUR EXCHANGED OPTION GRANTS.

You may not rescind any withdrawal. Options that you withdraw will be deemed not properly tendered for purposes of the offer, unless you properly re-elect to exchange such options before the expiration date. To re-elect to exchange certain or all of your withdrawn options, you must submit a new Election/Change of Election Form to Karen Montague Miller of Stock Plan Administration or Stephanie Jung of Human Resources before the expiration date by following the procedures described in Section 4 of this offer. This new Election/Change of Election Form must be properly completed, signed and dated after the previous Election/Change of Election Form you submitted. YOU WILL BE BOUND BY THE LAST PROPERLY TENDERED ELECTION/CHANGE OF ELECTION FORM WE RECEIVE BEFORE THE EXPIRATION DATE.

In addition, after the expiration of 40 business days following the commencement of this offer (i.e., after April 7, 2003), you may withdraw any option grants that we have not yet accepted for exchange, provided that if you withdraw any such options, you must withdraw all such options.

Neither we nor any other person is obligated to give you notice of any defects or irregularities in any new Election/Change of Election Form, nor will anyone incur any liability for failure to give any notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of new Election/Change of Election Forms. Our determination of these matters will be final and binding.

THE DELIVERY OF ALL DOCUMENTS, INCLUDING ANY NEW ELECTION/CHANGE OF ELECTION FORMS, IS AT YOUR RISK. WE INTEND TO CONFIRM THE RECEIPT OF YOUR ELECTION/CHANGE OF ELECTION FORM WITHIN TWO TO THREE BUSINESS DAYS. IF YOU HAVE NOT RECEIVED A CONFIRMATION, YOU MUST CONFIRM THAT WE HAVE RECEIVED YOUR ELECTION/CHANGE OF ELECTION FORM.

6.     ACCEPTANCE OF OPTIONS FOR EXCHANGE AND ISSUANCE OF NEW OPTIONS.

Upon the terms and conditions of this offer, all eligible options properly elected for exchange and not validly withdrawn before the expiration date will be cancelled on the first business day following the expiration date. We refer to this date as the cancellation date. We expect that the cancellation date will be March 11, 2003, unless the offer period is extended. Once the options are cancelled, you no longer will have any rights with respect to those options. Subject to the terms and conditions of this offer, if your options are properly tendered by you for exchange and accepted by us, these options will be cancelled as of the cancellation date.

For purposes of the offer, we will be deemed to have accepted options for exchange that are validly tendered and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance for exchange of the options. This notice may be made by press release, e-mail or other method of communication. Subject to our rights to terminate the offer, discussed in Section 16 of this offer, we currently expect that we will accept promptly after the expiration date all properly tendered options that are not validly withdrawn.

Promptly after the cancellation date, we will issue to you a promise to grant stock options. The promise to grant stock option represents our commitment to grant you a new stock option on the new option grant date, provided that you remain an employee of Manugistics or a successor entity through the new option grant date. This promise to grant stock options will list the number of new options you will receive.

We will grant the new options on the new option grant date, which is the first business day that is at least six months and five days after the cancellation date. We expect the new option grant date to be September 16, 2003. All new options will be non-qualified stock options and will be granted under either our Second Amended and Restated 1998 Stock Option Plan or the Amended and Restated 2000 Non-Qualified Stock Option Plan.

IF YOU DO NOT REMAIN AN EMPLOYEE OF MANUGISTICS FROM THE DATE YOU RETURN YOUR OPTIONS FOR EXCHANGE THROUGH THE DATE WE GRANT THE NEW OPTIONS, YOU WILL NOT RECEIVE ANY SUCH NEW OPTION GRANTS OR ANY OTHER PAYMENT OR CONSIDERATION IN EXCHANGE FOR YOUR RETURNED OPTIONS THAT HAVE BEEN ACCEPTED FOR EXCHANGE AND CANCELLED, REGARDLESS OF HOW OR WHY YOUR EMPLOYMENT TERMINATED. UNLESS PROVIDED OTHERWISE BY THE APPLICABLE LAWS OF A NON-UNITED STATES JURISDICTION, THE OFFER DOES NOT CHANGE THE “AT-WILL” NATURE OF YOUR EMPLOYMENT WITH US, AND YOUR EMPLOYMENT MAY BE TERMINATED BY US OR YOU AT ANY TIME, INCLUDING PRIOR TO THE GRANT DATE OR VESTING OF THE NEW OPTION GRANTS, FOR ANY REASON WITH OR WITHOUT CAUSE.

If we accept options you elect to exchange in the offer, we will defer granting to you any other options for which you otherwise may be eligible before the new option grant date. Consequently, we will not grant you any new options until the first business day that is at least six months and five days after any of your options have been cancelled. This six month deferral will apply to you even if you are entitled to the grant of options pursuant to a sales compensation plan. This means that any option grants pursuant to a sales compensation plan that are deferred will have an exercise price per share that is the greater of (i) the fair market value per share of our common stock as determined under our stock option plans, or (ii) $2.30 per share on the new option grant date.

If you do not participate in this offer, accounting rules in the United States do not prohibit us from granting additional options to you between now and the new option grant date. However, we have no current plans to grant options to employees except in connection with this offer and in connection with newly hired employees. We have not historically made, and have no plans to make, annual option grants to all employees. We have historically made an annual option grant only to selected employees and may consider making such a grant following the new option grant date. You should not expect to receive any option grants between now and the new option grant date if you decide not to participate in this offer.

Options that we do not accept for exchange will remain outstanding until they are exercised or expire by their terms and will retain their current exercise price and current vesting schedule.

7.     CONDITIONS OF THE OFFER.

Notwithstanding any other provision of this offer, we will not be required to accept any options tendered for exchange, and we may terminate the offer, or postpone our acceptance and cancellation of any options tendered for exchange, if at any time on or after the date this offer begins, and before the expiration date, any of the following events has occurred, or has been determined by us to have occurred:

•	there shall have been threatened or instituted or be pending any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the offer or otherwise relating in any manner, to the offer;

•	any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction shall have been proposed, enacted, enforced or deemed applicable to the offer, any of which might restrain, prohibit or delay completion of the offer or impair the contemplated benefits of the offer to us;

•	any general suspension of trading in, or limitation on prices for, our securities on any national securities exchange or in the over-the-counter market in the United States;

•	the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States;

•	any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit to us by banks or other lending institutions in the United States;

•	in our reasonable judgment, any extraordinary or material adverse change in United States financial markets generally, including, a decline of at least 10% in either the Dow Jones Industrial Average, the Nasdaq Composite Index or the Standard & Poor’s 500 Index from the date of commencement of the exchange offer;

•	the commencement of a war or other national or international calamity directly or indirectly involving the United States, which would reasonably be expected to affect materially or adversely, or to delay materially, the completion of the exchange offer;

•	or if any of the situations described above existed at the time of commencement of the exchange offer and that situation, in our reasonable judgment, deteriorates materially after commencement of the exchange offer;

•	there shall have occurred any change, development, clarification or position taken in generally accepted accounting principles that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the offer;

•	a tender or exchange offer, other than this exchange offer by us, for some or all of our shares of outstanding common stock, or a merger, acquisition or other business combination proposal involving us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed;

•	any event or events occur that have resulted or may result, in our reasonable judgment, in an actual or threatened material adverse change in our business or financial condition;

•	any event or events occur that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the offer to us (see Section 3 of this offer for a description of the contemplated benefits of the offer to us); or

•	any rules or regulations by any governmental authority, the National Association of Securities Dealers, the Nasdaq Stock Market, or other regulatory or administrative authority or any national securities exchange have been enacted, enforced or deemed applicable which make this offering inadvisable in our opinion.

If any of the above events occur, we may:

•	terminate the exchange offer and promptly return all tendered eligible options to tendering holders;

•	extend the exchange offer and, subject to your withdrawal rights, retain all tendered eligible options until the extended exchange offer expires;

•	amend the terms of the exchange offer; or

•	waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the exchange offer is open, complete the exchange offer.

The conditions to this offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the expiration date. We may waive any condition, in whole or in part, at any time and from time to time before the expiration date, in our discretion, whether or not we waive any other condition to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section 7 will be final and binding upon all persons.

8.    PRICE RANGE OF SHARES UNDERLYING THE OPTIONS.

Price Range of Common Stock.

Our common stock, $.002 par value per share, trades on the Nasdaq Stock Market under the symbol “MANU”. The following table sets forth the high and low sales prices in dollars per share for the respective quarterly periods over the last two fiscal years and for the current fiscal year through the date indicated below, as reported in published financial sources. These prices reflect inter-dealer prices, without retail markup, markdown or commission and may not necessarily represent actual transactions. Prices have been restated to give effect to the Company’s two-for-one stock split, effective December 7, 2000.

	High	Low

Fiscal Year 2001
First Quarter (ended May 31, 2000)	$35.13	$12.53
Second Quarter (ended August 31, 2000)	46.66	11.25
Third Quarter (ended November 30, 2000)	66.06	30.88
Fourth Quarter (ended February 28, 2001)	64.38	26.94
Fiscal Year 2002
First Quarter (ended May 31, 2001)	$41.90	$15.38
Second Quarter (ended August 31, 2001)	42.38	11.65
Third Quarter (ended November 30, 2001)	13.70	4.94
Fourth Quarter (ended February 28, 2002)	22.70	11.07
Fiscal Year 2003
First Quarter (ended May 31, 2002)	$22.75	$7.50
Second Quarter (ended August 31, 2002)	8.07	2.50
Third Quarter (ended November 30, 2002)	4.50	1.54
Fourth Quarter (December 1, 2002 through February 6, 2003)	4.30	2.14

On February 6, 2003, the last reported sale price of our common stock as reported on the Nasdaq Stock Market was $2.21 per share. On February 6, 2003, there were approximately 427 holders of record of our common stock.

YOU SHOULD EVALUATE CURRENT MARKET QUOTES FOR OUR COMMON STOCK, AMONG OTHER FACTORS, BEFORE DECIDING WHETHER OR NOT TO ACCEPT THIS OFFER.

9.     SOURCE AND AMOUNT OF CONSIDERATION; TERMS OF NEW OPTIONS.

Consideration.

On the new option grant date, we will issue new options in exchange for eligible outstanding options properly elected to be exchanged by you and accepted by us for such exchange. Each new option will be granted under either our Second Amended and Restated 1998 Stock Option Plan or our Amended and Restated 2000 Non-Qualified Stock Option Plan. All new options will be subject to a new stock option agreement between you and us. Subject to any adjustments for stock splits, subdivisions, combinations, stock dividends and similar events that occur after the cancellation date and before the new option grant date and subject to the other terms and conditions of this offer, upon our acceptance of your properly tendered options, you will be entitled to receive new options based on the exercise price of your exchanged options as follows:

•	Exchanged options granted with an exercise price of $7.0001 - $10.00 will be replaced with new options at an exchange ratio of one share for every 1.75 shares exchanged.

•	Exchanged options granted with an exercise price of $10.0001 - $20.00 will be replaced with new options at an exchange ratio of one share for every 2.5 shares exchanged.

•	Exchanged options granted with an exercise price of $20.0001 - $30.00 will be replaced with new options at an exchange ratio of one share for every 3.5 shares exchanged.

•	Exchanged options granted with an exercise price of $30.0001 and higher will be replaced with new options at an exchange ratio of one share for every 5.0 shares exchanged.

•	Options granted to you after August 9, 2002, must be exchanged if you want to exchange any other options and will be replaced with new options at an exchange ratio of one share for every share exchanged.

Fractional options shall be rounded up to the nearest whole option.

If we receive and accept tenders from eligible employees of all options eligible to be tendered, subject to the terms and conditions of this offer (i) we will grant new options to purchase a total of approximately 2 million shares of our common stock, or approximately 3% of the total shares of our common stock outstanding as of January 31, 2003, and (ii) we will cancel existing options to purchase approximately 6,058,125 shares of our common stock, or approximately 10% of the total shares of our common stock outstanding as of January 31, 2003.

General Terms of New Options.

New options will be granted under either our Second Amended and Restated 1998 Stock Option Plan or our Amended and Restated 2000 Non-Qualified Stock Option Plan. Our board of directors will determine, in its sole direction, under which plan each new option will be granted. All new options will be subject to the terms of the plan under which it is granted and to a new option agreement between you and us. The terms and conditions of your new options will not vary from the terms and conditions of your exchanged options, except that (i) the total number of option shares you receive in the exchange will be lower than the number of option shares you submitted for exchange (except for options granted to you after August 9, 2002), (ii) the exercise price may be higher or lower depending on the market price of Manugistics’ stock as determined on the new option grant date, (iii) the new options will be non-qualified for United States federal income tax purposes, and (iv) minor changes may exist that will not substantially and adversely affect your rights. Even if you exchange an incentive stock option, the new option you receive will be a non-qualified option for United States federal income tax purposes. The vesting schedule and the termination date of your new options will be identical to the vesting schedule and the termination date of your exchanged options.

New options will be non-qualified stock options for United States federal income tax purposes regardless of whether the exchanged options were incentive stock options or non-qualified stock options for United States federal income tax purposes.

In addition, because we will not grant new options until the first business day that is at least six months and five days after the cancellation date, your new option may have a higher exercise price than some or all of the options that you elect to exchange.

The following description summarizes the material terms of our Second Amended and Restated 1998 Stock Option Plan and our Amended and Restated 2000 Non-Qualified Stock Option Plan and the new options we plan to grant under this offer. Unless we need to distinguish between each of these plans, we will refer to each as a plan and together, as the plans. Our statements in this offer to exchange concerning each plan and the new options are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, the plans, and the forms of option agreement under the plans, which have been filed as exhibits to the Schedule TO of which this offer is a part. Please contact us at Manugistics Group, Inc., 9715 Key West Avenue, Rockville, MD 20850, Attn: Karen Montague Miller of Stock Plan Administration (telephone (301) 255-5441) or Stephanie Jung of Human Resources (telephone (301) 255-3159) to receive a copy of the plan, and the form of option agreement thereunder. We will promptly furnish you copies of these documents upon request at our expense.

Second Amended and Restated 1998 Stock Option Plan.

The number of common shares subject to options currently outstanding under our Second Amended and Restated 1998 Stock Option Plan is approximately 13.8 million shares, and the plan provides for a maximum of 20,475,800 shares of common shares to be issued, subject to adjustment as provided in the plan. The plan permits the granting of incentive stock options and non-qualified stock options to employees. All new options granted pursuant to this offer will be non-qualified stock options.

Amended and Restated 2000 Non-Qualified Stock Option Plan.

The number of common shares subject to options currently outstanding under our Amended and Restated 2000 Non-Qualified Stock Option Plan is approximately 2,833,000 million shares, and the plan provides for a maximum of 4,446,390 shares of common shares to be issued, subject to adjustment as provided in the plan. The plan permits the granting of non-qualified stock options to employees. All new options granted pursuant to this offer will be non-qualified stock options.

General Terms of the Plan.

Each plan is administered by a committee appointed by our board of directors, which we refer to as the Committee. Subject to the other provisions of the plans, the Committee has the power to determine the terms and conditions of the options granted, including the exercise price, the number of shares subject to the option and the exercisability of the options.

Term.

Each new option shall have the same expiration date as the exchanged option.

Termination of Employment Before the New Option Grant Date.

If, for any reason, you are not an employee of Manugistics or a successor entity from the date on which you elect to exchange your options through the new option grant date, you will not receive any new options or any other compensation in exchange for your options that have been accepted for exchange. This means that if you quit with or without good reason, or die, or we terminate your employment with or without cause, before the new option grant date, you will receive nothing for the options that you tendered and which we cancelled.

Termination of Employment After the New Option Grant Date.

The plans generally provide that if your employment terminates for any reason, you may no longer exercise your option. However, if your new option agreement provides that you may exercise your option after your employment terminates, you may exercise your option within the time specified in your option agreement. Your new options will stop vesting as of your termination date. To the extent you are vested, you may exercise your options in accordance with the terms of your new stock option agreement and the plan under which the option was granted.

If you are a non-United States resident, certain other restrictions may apply.

Exercise Price.

The Committee generally determines the exercise price at the time the option is granted The exercise price per share of new options will be the greater of (i) the fair market value per share of our common stock as determined under our stock option plans, or (ii) $2.30 per share. Accordingly, we cannot predict the market price of the new options. Your new options may have a higher exercise price than some or all of your current options.

Vesting and Exercise.

Each stock option agreement specifies the term of the option and the date on which the option becomes exercisable. The vesting schedule for the new options will be identical to the vesting schedule of the exchanged option. As long as your employment with Manugistics continues, each new option will vest on the same vesting schedule of your exchanged option, with vesting credit given for the period between the cancellation date and the new option grant. If you exchange an option grant that is completely vested as of the expiration date, the new option grant will also be completely vested.

Adjustments on Certain Events.

Events occurring before the new option grant date. Although we are not anticipating that any of the following described transactions will occur, if there is a merger or consolidation in which Manugistics is not the surviving company, between the cancellation date and the new option grant date, then the acquiring company must grant the new options under the same terms as provided in this offer. However, the type of stock and the number of shares covered by each new option will be determined in the same way as the consideration received by outstanding option holders is determined at the time of the acquisition or merger. Such new option would generally have an exercise price equal to the fair market value of the acquiring company’s stock on the new option grant date. As a result of this adjustment, you may receive options for more or fewer shares of the acquiring company’s common stock than the number of options you would have received if no acquisition or merger had occurred.

The new options for the purchase of an acquiring company’s stock will have an exercise price equal to the fair market value of the acquiring company’s stock on the new option grant date. If the acquiring company’s stock was not traded on a public market, the fair market value of the acquiring company’s stock may be determined in good faith by the acquiring company’s board of directors, and the exercise price of the new options would reflect that determination. If we are acquired by another entity, options that are not tendered for exchange may receive a lower or higher exercise price, depending on the terms of the transaction, than those options that are tendered for exchange.

Regardless of any such acquisition, the new option grant date will be the first business day that is at least six months and five days after the cancellation date. Consequently, you may not be able to exercise your new options until after the effective date of the acquisition. If you participate in the offer and the acquisition occurs after the expiration date but before the new option grant date, you will not be able to exercise your option to purchase Manugistics common stock before the effective date of the acquisition.

You should be aware that these types of transactions could significantly affect our stock price, including potentially substantially increasing the price of our shares. Depending on the timing and structure of a transaction of this type, you might lose the benefit of any price appreciation in our common stock resulting from an acquisition. The exercise price of new options granted to you after the announcement of an acquisition of Manugistics would reflect any appreciation in our stock price resulting from the announcement, and could therefore exceed the exercise price of your current options. This could result in option holders who do not participate in this offer receiving a greater financial benefit than option holders who do participate. In addition, your new options may be exercisable for stock of the acquiring company, not Manugistics common stock, while option holders who decide not to participate in this offer could exercise their options before the effective date of the acquisition and sell their Manugistics common stock before the effective date.

Finally, if we are acquired, the acquiring company may, as part of the transaction or otherwise, decide to terminate some or all of our employees before the new option grant date. Termination of your employment for this or any other reason before the new option grant date means that you will not receive any new options, and will not receive any other compensation for your exchanged options.

If a change in our capitalization, such as a stock split, subdivision, combination, stock dividend or other similar event, occurs after the cancellation date but before the new option grant date, an appropriate adjustment will be made to the number of shares subject to each option, without any change in the aggregate purchase price.

Events occurring after the new option grant date. If a change in our capitalization, such as a stock split, reverse stock split, combination, stock dividend, reclassification or other similar event, occurs after the new option grant date, an appropriate adjustment will be made to the number of shares subject to each option, without any change in the aggregate purchase price.

If we liquidate, dissolve or if we merge or are consolidated with another corporation and we are not the surviving corporation, your outstanding options will terminate immediately before the consummation of the liquidation, dissolution, merger or consolidation, provided that immediately prior to any such event, you may exercise your option in whole or in part without regard to any vesting requirement. However, you will not have the right to exercise your option as described above if your option is assumed by the acquiring or surviving corporation or its parent, in a manner that is qualified under certain provisions of the Internal Revenue Code.

Transferability of Options.

Options may not be transferred, other than by will or the laws of descent and distribution. However, you may transfer all or a portion of your option, but only to your parents, spouse or other lifetime partner, children or grandchildren, siblings, or children of siblings, or a trust for the exclusive benefit of such persons, which transfer must be made as a gift and without any consideration. Further, you may also transfer all or a portion of your option pursuant to a qualified domestics relations order. Any option that is transferred will remain subject to all of the terms and conditions in the option agreement and in the plan from which it was issued.

Registration of Shares Underlying Options.

All of the shares of Manugistics common stock issuable upon exercise of new options will be registered under the Securities Act of 1933, as amended (the Securities Act) on registration statements on Form S-8 filed with the SEC. Unless you are one of our executive officers or otherwise one of our affiliates, you will be able to sell the shares issuable upon exercise of your new options free of any transfer restrictions under applicable United States securities laws. If you are an executive officer or otherwise one of our affiliates, such shares may be sold in the public market pursuant to Rule 144 under the Securities Act.

United States Federal Income Tax Consequences.

You should refer to Section 14 of this offer for a discussion of the United States federal income tax consequences of the new options and the exchanged options, as well as the consequences of accepting or rejecting this offer. If you are a resident of the United States, but are also subject to the tax laws of another non-United States jurisdiction, you should be aware that there might be other tax and social security consequences that may apply to you. Please refer to Schedules C through U for more information. We strongly recommend that you consult with your own advisors to discuss the consequences to you of this transaction.

Tax Consequences in Other Countries.

You should refer to Schedules C through U of this offer for a discussion of the tax consequences in your country of the new options and the options tendered for exchange, as well as the consequences of accepting or rejecting this offer. If you are a resident of more than one country, you should be aware that there might be other tax and social insurance consequences that may apply to you. We strongly recommend that you consult with your own advisors to discuss the consequences to you of this transaction.

10.     INFORMATION CONCERNING MANUGISTICS.

We are a leading global provider of supply chain management and pricing and revenue optimization solutions. We also provide solutions for supplier relationship management and service & parts management. Our solutions help companies lower operating costs, improve customer service, increase revenue, enhance profitability and accelerate revenue and earnings growth. They do this by creating efficiencies in how goods and services are brought to market, how they are sold and how they are serviced and maintained. Our Enterprise Profit Optimization™ solutions, which combine the proven cost-reducing power of our solutions with the revenue-enhancing capability of pricing and revenue optimization solutions, provide additional benefits by providing businesses with the ability to simultaneously optimize cost and revenue to enhance profitability on an enterprise-wide basis. These solutions integrate pricing, forecasting, and operational planning and execution to help companies enhance margins across their enterprises and extended trading networks.

Our supply chain management solutions help companies plan, optimize and execute their supply chain processes. These processes include manufacturing, distribution and service operations, and collaboration with a company’s extended trading network of suppliers and customers. Our supplier relationship management solutions help improve the activities required to design, source, and procure goods and to collaborate more effectively with key suppliers of direct materials. Our pricing and revenue optimization solutions help optimize a company’s demand chain, including pricing and promotions to all customers through all channels, with the aim of balancing the trade-offs between profitability and other strategic objectives such as market share. Our service & parts management solutions help companies optimize and manage their service and parts operations by effectively planning and scheduling maintenance programs, parts, materials, tools, manpower and repair facilities to profitably provide the highest levels of customer service. We also provide strategic consulting, implementation and customer support services to our clients as part of our solutions.

Increasing global competition, shortening product life cycles and more demanding customers are forcing businesses to provide improved levels of customer service while shortening the time it takes to bring their products and services to market. We focus the development of our technology on addressing the changing needs of companies in the markets we serve, including the need to do business in extended trading networks. We offer solutions to companies in many industries including apparel; automotive; chemical & energy; communications & high technology; consumer packaged goods; food & agriculture; footwear & textiles; forest products; government, aerospace & defense; industrials; life sciences; retail; third-party logistics; transportation; travel, transport & hospitality; and utilities. Our customer base of approximately 1,200 clients includes large, multinational enterprises such as 3Com Corporation; AT&T; Amazon.com; BMW; Boeing Co.; BP; Brown & Williamson Tobacco Corp.; Caterpillar Mexico S.A. de C.V.; Circuit City; Cisco Systems Inc.; Coca-Cola Bottling Co. Consolidated; Continental Airlines; DaimlerChrysler; Delta Air Lines; Diageo; DuPont; Fairchild Semiconductor; Ford Motor Company; General Electric; Harley-Davidson, Inc.; Hormel Foods Corp.; Kraft Foods, Inc.; Levi Strauss & Co.; Nestlé; RadioShack Corporation; Texas Instruments Incorporated; and Unilever Home & Personal Care, USA; as well as mid-sized enterprises.

Our principal executive offices are located at 9715 Key West Avenue, Rockville, MD 20850, and our main telephone number is (301) 255-5000. We have offices in Atlanta, Chicago, Detroit, Irving, Philadelphia and San Carlos in the United States, and internationally in Australia, Belgium, Brazil, France, Germany, Hong Kong, Italy, Japan, Malaysia, Mexico, Taiwan, The Netherlands, The People’s Republic of China, Singapore, Sweden and the United Kingdom.

The financial information included in our annual report on Form 10-K for the fiscal year ended February 28, 2002 and our quarterly report on Form 10-Q for the quarter ended November 30, 2002 is incorporated herein by reference. Please see Section 18 of this offer entitled, “Additional Information,” for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.

11.     INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE OPTIONS.

A list of our directors and executive officers and the aggregate number and percentage of stock options that each holds as of February 5, 2003 is attached to this offer as Schedule A. Directors (including Gregory Owens, who also serves as our Chief Executive Officer) may not participate in this offer. Executive officers (other than Mr. Owens) are eligible to participate in the offer.

In the 60 days prior to and including February 10, 2003 the executive officers and directors of Manugistics had the following transaction(s) in our options:

NUMBER OF
NAME	OPTIONS GRANTED	GRANT DATE	GRANT PRICE

Jeffrey L. McKinney Everett Plante, Jr. Jean Claude Walravens	30,000 30,000 30,000	January 2, 2003 January 2, 2003 January 2, 2003	$ 2.40 $ 2.40 $ 2.40

Except as described above, and except for transactions pursuant to our Employee Stock Purchase Plan, neither we, nor, to the best of our knowledge, any of our directors or executive officers, nor any affiliates of ours, engaged in transactions involving options to purchase our common stock under the plans, or in transactions involving our common stock during the past 60 days prior to February 10, 2003.

12.     STATUS OF OPTIONS ACQUIRED BY US IN THE OFFER; ACCOUNTING CONSEQUENCES OF THE OFFER.

Options that we acquire through the offer will be cancelled and the shares subject to those options will be returned to the pool of shares available for grants of new awards under the plan pursuant to which they were granted. To the extent shares returning to the plans are not fully reserved for issuance upon exercise of the new options to be granted in connection with the offer, the shares will be available for future awards to employees and other eligible plan participants, respectively, without further stockholder action, except as required by applicable law or the rules of the Nasdaq Stock Market or any other securities quotation system or any stock exchange on which our shares are then quoted or listed.

If we were to grant the new options under a traditional stock option repricing, in which an employee’s current options would be immediately repriced, or on any date that is earlier than six months and one day after the date on which we cancel the options accepted for exchange, we would be required for financial reporting purposes to treat the new options as variable awards. Similarly, options granted after August 9, 2002 will also be viewed as having been issued in replacement for the exchanged options, requiring treatment as variable awards. This means that we would be required to record the non-cash accounting impact of increases in our stock price above the exercise price as a compensation expense for the new options issued under this offer as well as those options granted after August 9, 2002. We would have to continue this variable accounting for such options until they were exercised, forfeited or terminated. The higher the market value of our shares, the greater the compensation expense we would have to record. By deferring the grant of the new options to the first business day that is at least six months and five days after the cancellation date, and requiring you to exchange all options granted to you after August 9, 2002, we believe that we will not have to treat the new options as variable awards and will avoid these accounting charges. As a result, we believe that we will not incur any compensation expense solely as a result of the transactions contemplated by the offer.

13.     LEGAL MATTERS; REGULATORY APPROVALS.

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of options and issuance of new options as contemplated by the offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency or any Nasdaq listing requirements that would be required for the acquisition or ownership of our options as contemplated herein. Should any additional approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, could be obtained or what the conditions imposed in connection with such approvals would entail or whether the failure to obtain any such approval or other action would result in adverse consequences to our business. Our obligation under the offer to accept tendered options for exchange and to issue new options for tendered options is subject to the conditions described in Section 7 of this offer.

If we are prohibited by applicable laws or regulations from granting new options on the new option grant date, we will not grant any new options. We are unaware of any such prohibition at this time, and we will use reasonable efforts to effect the grant, but if the grant is prohibited on the new option grant date we will not grant any new options and you will not receive any other compensation for the options you tendered.

14.     MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES.

The following is a general summary of the material United States federal income tax consequences of the exchange of options pursuant to the offer. This discussion is based on the Internal Revenue Code, treasury regulations thereunder and administrative and judicial interpretations as of the date of this offering circular, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. If you are a resident of the United States, but are also subject to the tax laws of another country, you should be aware that there might be other tax and social security consequences that may apply to you.

Option holders who exchange outstanding options for new options should not be required to recognize income for United States federal income tax purposes at the time of the exchange. We believe that the exchange will be treated as a non-taxable exchange.

The new options granted in exchange for your exchanged options will be non-qualified stock options.

Incentive Stock Options.

Under current United States tax law, an option holder will not realize taxable income upon the grant or exercise of an incentive stock option. However, an option holder’s alternative minimum taxable income will be increased by the amount that the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Except in the case of an option holder’s death or disability, if an option is exercised more than three months after the option holder’s termination of employment, the option ceases to be treated as an incentive stock option and is subject to taxation under the rules that apply to non-qualified stock options.

If an option holder sells the option shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition of those shares depend upon whether the disposition is qualifying or disqualifying. The disposition of the option shares is qualifying if it is made:

•	at least 2 years after the date the incentive stock option was granted, and

•	at least 1 year after the date the incentive stock option was exercised.

If the disposition of the option shares is a qualifying disposition, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale. Any such capital gain will be taxed at the long-term capital gain rate in effect at the time of sale.

If the disposition does not meet the above requirements, it is a disqualifying disposition with the result that the gain that would have been realized at the time the option was exercised is included as ordinary compensation income in the year of the disqualifying disposition. Such ordinary income is limited to the lesser of: (1) the excess of the fair market value of the option shares on the date the option was exercised over the exercise price or (2) the excess of the sale price of the option shares over the exercise price. If the sales price exceeds the fair market value of the option shares on the date the option was exercised, such excess will be taxed as long-term or short-term capital gain, depending upon whether the shares were sold more than one year after the option was exercised. If the exercise price exceeds the sales price, such excess will be treated as a long-term or short-term capital loss for the amount of such excess, depending on whether the shares were held for more than one year after the option was exercised.

Unless an option holder engages in a disqualifying disposition, we will not be entitled to a compensation expense deduction with respect to an incentive stock option. If an option holder engages in a disqualifying disposition, we will be entitled to a deduction equal to the amount of compensation income taxable to the option holder.

You should note that there is a risk that any incentive stock options you have may be affected, even if you do not participate in the exchange. We do not believe that our offer to you will change any of the terms of your eligible incentive stock options if you do not accept the offer. We believe that you will not be subject to current United States federal income tax if you do not elect to participate in the option exchange program. We also believe that the option exchange program will not change the United States federal income tax treatment of subsequent grants and exercises of your incentive stock options (and sales of shares acquired upon exercises of such options) if you do not participate in this offer to exchange options. However, the IRS may characterize this offer to exchange options as a “modification” of those incentive stock options, even if you decline to participate. A successful assertion by the IRS of this position could extend the holding period of any incentive stock option shares to a date two years from the modification in order to qualify for favorable tax treatment. Accordingly, to the extent you dispose of your incentive stock option shares prior to the lapse of the new extended holding period, your incentive stock option could be taxed similarly to a non-qualified stock option.

Non-qualified Stock Options.

All exchanged options will be replaced with options that are non-qualified stock options for purposes of the United States Internal Revenue Code, regardless of whether the exchanged options are incentive stock options or non-qualified stock options.

Under current law, an option holder will not realize taxable income upon the grant of a non-qualified stock option. When an option holder exercises the option, however, the excess of the fair market value of the shares subject to the option on the date of exercise over the exercise price of the option will be compensation income taxable to the option holder. Any subsequent gain or loss upon disposition of the option shares will be taxed as long-term or short-term capital gain or loss, depending upon the holding period of the shares. For tax purposes, the fair market value of the shares on the date of exercise becomes the tax basis of the shares.

Federal, state and local income tax and employment tax withholding will be due upon exercise of a non-qualified stock option and the option holder will have to arrange for the payment of such taxes with us at the time of exercise. We will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if we comply with certain reporting requirements.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER, AS THE TAX CONSEQUENCES TO YOU ARE DEPENDENT ON YOUR INDIVIDUAL TAX SITUATION.

15.     TERMS OF THE OFFER SPECIFIC TO PARTICIPANTS RESIDING IN FOREIGN JURISDICTIONS.

If you are a tax resident or citizen of a foreign jurisdiction or are otherwise subject to a tax liability of a foreign jurisdiction, your tax consequences with respect to the exchange will vary from those tax consequences described above for United States citizens or permanent residents. You may be liable for income tax and social insurance contributions on the fair market value of your new options. Employees in foreign jurisdictions should refer to Schedules C through Q for a discussion of the tax and legal consequences of electing to participate in the offer.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISOR TO DETERMINE THE TAX AND SOCIAL INSURANCE CONTRIBUTION CONSEQUENCES OF THIS OFFER, AS THE TAX CONSEQUENCES TO YOU ARE DEPENDENT ON YOUR INDIVIDUAL TAX SITUATION.

IN ADDITION, IF YOU ARE A RESIDENT OF MORE THAN ONE COUNTRY, OR WORK IN A COUNTRY IN WHICH YOU ARE NOT A RESIDENT, YOU SHOULD BE AWARE THAT THERE MIGHT BE OTHER TAX AND SOCIAL INSURANCE CONSEQUENCES THAT MAY APPLY TO YOU. WE STRONGLY RECOMMEND THAT YOU CONSULT WITH YOUR OWN ADVISORS TO DISCUSS THE CONSEQUENCES TO YOU OF THIS TRANSACTION.

16.     EXTENSION OF OFFER; TERMINATION; AMENDMENT.

We reserve the right, in our discretion, at any time and from time to time, and regardless of whether or not any event listed in Section 7 of this offer has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and delay the acceptance for exchange of any options. If we elect to extend the period of time during which this offer is open, we will give you oral or written notice of the extension and delay, as described below. If we extend the expiration date, we will also extend your right to withdraw tenders of eligible options until such extended expiration date. In the case of an extension, we will issue a press release or other public announcement no later than 9:00 a.m., Eastern Standard time, on the next business day after the previously scheduled expiration date.

We also reserve the right, in our reasonable judgment, before the expiration date to terminate or amend the offer and to postpone our acceptance and cancellation of any options elected to be exchanged if any of the events listed in Section 7 of this offer occurs, by giving oral or written notice of the termination or postponement to you or by making a public announcement of the termination. Our reservation of the right to delay our acceptance and cancellation of options elected to be exchanged is limited by Rule 13e-4(f)(5) under the Securities Exchange Act which requires that we must pay the consideration offered or return the options promptly after termination or withdrawal of a tender offer.

Subject to compliance with applicable law, we further reserve the right, before the expiration date, in our discretion, and regardless of whether any event listed in Section 7 of this offer has occurred or is deemed by us to have occurred, to amend the offer in any respect, including by decreasing or increasing the consideration offered in this offer to option holders or by decreasing or increasing the number of options being sought in this offer. Amendments to the offer may be made at any time and from time to time by public announcement of the amendment. In the case of an extension, the amendment will be issued no later than 9:00 a.m., Eastern Standard Time, on the next business day after the last previously scheduled or announced expiration date. Any public announcement made pursuant to the offer will be disseminated promptly to option holders in a manner reasonably designated to inform option holders of such change.

If we materially change the terms of the offer or the information concerning the offer, or if we waive a material condition of the offer, we will extend the offer to the extent required by Rules 13e-4(d)(2) and 13e-4(3) under the Securities Exchange Act. These rules require that the minimum period during which the offer must remain open following material changes in the terms of the offer or in the information concerning the offer, other than a change in the price or a change in the percentage of securities sought, will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes.

17.     FEES AND EXPENSES.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting options to be exchanged through this offer.

18.     ADDITIONAL INFORMATION.

This offer is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This offer does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to elect to exchange your options:

•	Annual Report on Form 10-K for the year ended February 28, 2002;

•	Quarterly Report on Form 10-Q for the quarter ended May 31, 2002;

•	Quarterly Report on Form 10-Q/A for the quarter ended May 31, 2002;

•	Current Report on Form 8-K, filed June 5, 2002;

•	Current Report on Form 8-K, filed June 28, 2002;

•	Quarterly Report on Form 10-Q for the quarter ended August 31, 2002;

•	Current Report on Form 8-K, filed October 24, 2002;

•	Quarterly Report on Form 10-Q for the quarter ended November 30, 2002;

•	Current Report on Form 8-K, filed January 16, 2003; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 28, 1993, as amended, including any amendment or report filed to update the description.

These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained, at the SEC’s public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC’s Internet site at http://www.sec.gov.

Each person to whom a copy of this offer is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents, at no cost, by telephoning Carol Barteck at (301) 255-5404 or writing to us at Manugistics Group, Inc., 9715 Key West Avenue, Rockville, MD 20850, Attention: Carol Barteck.

As you read the documents listed above, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this offer, you should rely on the statements made in the most recent document.

The information contained in this offer about us should be read together with the information contained in the documents to which we have referred you, in making your decision as to whether or not to participate in this offer.

19.   SUMMARY FINANCIAL INFORMATION.

Attached as Schedule B to this offer is our summary financial information. More complete financial information may be obtained by accessing our public filings with the SEC by following the instructions in Section 18 of this offer.

20.     MISCELLANEOUS.

We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will options be accepted from the option holders residing in such jurisdiction.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD ELECT TO EXCHANGE YOUR OPTIONS THROUGH THE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS DOCUMENT OR DOCUMENTS TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS OFFER AND IN THE RELATED OPTION EXCHANGE PROGRAM DOCUMENTS. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

Manugistics Group, Inc.

February 10, 2003

SCHEDULE A

INFORMATION CONCERNING THE EXECUTIVE OFFICERS
AND DIRECTORS OF MANUGISTICS GROUP, INC.
(as of February 5, 2003)

			Percentage of		Percentage of
			Shares of	Number of Shares of	Shares of
		Number of Shares of	Manugistics Common	Manugistics Common	Manugistics Common
Name	Title	Manugistics Common	Stock Underlying	Stock Underlying	Stock Underlying
		Stock Underlying	All Options	Eligible Options	All Eligible Options
		Options Owned	Outstanding (1)	Owned	(2)

Gregory J. Owens	Chairman of the Board and	6,041,000	29.20%	-0-	-0-
	Chief Executive Officer

Michael Christensen	Senior Vice President and	273,762	1.32%	208,762	3.43%
	President, Asia-Pacific Operations

Andrew J. Hogenson	Senior Vice President, Solutions	329,050	1.59%	120,000	1.97%
	Strategy

Jeffrey L. Holmes	Senior Vice President and	373,900	1.81%	172,700	2.84%
	President of Government, Aerospace
	& Defense Operations

Jeffrey T. Hudkins	Vice President, Controller and	125,657	0.61%	80,000	1.32%
	Chief Accounting Officer

James J. Jeter	Senior Vice President, Global	326,000	1.58%	50,000	0.82%
	Marketing

Jeffrey L. McKinney	Executive Vice President and	316,100	1.53%	110,000	1.81%
	President Americas Operations

Lori D. Mitchell-Keller	Senior Vice President, Market	271,056	1.31%	132,100	2.17%
	Strategy

Everett Plante, Jr.	Senior Vice President, Technology	255,000	1.23%	180,000	2.96%
	Solutions & Product Development

Raghavan Rajaji	Executive Vice President and	600,000	2.9%	470,000	7.73%
	Chief Financial Officer

Timothy T. Smith	Senior Vice President, Secretary	322,500	1.56%	242,500	3.99%
	and General Counsel

Jean Claude Walravens	Senior Vice President and	101,950	0.49%	73,950	1.22%
	President, European Operations

J. Michael Cline	Director	172,000	0.83%	-0-	-0-

Lynn C. Fritz	Director	202,000	0.98%	-0-	-0-

Joseph H. Jacovini	Director	177,328	0.86%	-0-	-0-

William H. Janeway	Director	24,000	0.12%	-0-	-0-

William G. Nelson	Director	142,000	0.69%	-0-	-0-

Thomas A. Skelton	Director	192,000	0.93%	-0-	-0-

TOTALS		10,245,303	49.53%	1,840,012	30.26%

(1)	Based upon outstanding options to purchase a total of 20,692,503 shares of Manugistics Common Stock as of February 5, 2003.

(2)	Based upon a total of 6,058,125 shares of Manugistics Common Stock underlying all options eligible to be exchanged

The address of each executive officer and director is: c/o Manugistics Group, Inc., 9715 Key West Avenue, Rockville, MD 20850.

None of the directors listed on this Schedule A, including Mr. Owens, are eligible to participate in this option exchange program.

SCHEDULE B

SELECTED FINANCIAL HISTORICAL DATA OF MANUGISTICS GROUP, INC.

The following table presents selected historical financial data derived from Manugistics audited consolidated financial statements as of February 28, 2002 and 2001 and for each of the two years in the period ended February 28, 2002, included in its Annual Report on Form 10-K for the year ended February 28, 2002 filed on May 20, 2002 and incorporated herein by reference, its unaudited condensed consolidated financial statements as of November 30, 2002 and for the nine months ended November 30, 2002 and 2001, included in its Quarterly Report on Form 10-Q for the nine months ended November 30, 2002, filed on January 14, 2003 and incorporated herein by reference, and its unaudited consolidated financial information as of November 30, 2001. In the opinion of Manugistics management, the interim financial information includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the unaudited interim periods. Results of operations data for the nine months ended November 30, 2002 are not necessarily indicative of results for future periods or which may be expected for the entire year. This selected historical financial data should be read in conjunction with “Management’s Discussion and Analysis of Results of Operations and Financial Condition,” Manugistics consolidated financial statements and related notes and the other financial information incorporated herein by reference from the above-referenced Form 10-K and Form 10-Q.

	Fiscal Year Ended		Nine Months Ended
	February 28, 2001	February 28, 2002	November 30, 2001	November 30, 2002

		(in 000's except per share data)

Balance Sheet Information
Current assets	$406,230	$330,035	$321,508	$206,908

Noncurrent assets	441,031	392,605	412,140	419,699

Current liabilities	105,562	93,084	89,063	80,525

Noncurrent liabilities	271,378	256,749	256,223	264,893

Stockholder’s equity	470,321	372,807	388,362	281,189

Statement of Operations Information
Revenue	267,964	310,146	237,227	206,893

Cost of revenue	83,996	122,447	99,931	110,364

Net loss	(28,078)	(115,158)	(90,070)	(100,801)

Earnings Per Share Information (Basic and Diluted)
Net loss per common share	(0.48)	(1.69)	(1.33)	(1.45)

Deficiency of earnings available to cover fixed charges (1)	(25,526)	(139,095)	(109,866)	(79,351)

(1)	Our earnings were insufficient to cover fixed charges for the years ended February 28, 2001 and 2002 and the nine-month periods ended November 30, 2001 and 2002. For the purpose of these calculations, “earnings” consist of losses before provision for income taxes and loss in equity investee plus fixed charges. Fixed charges consist of interest expense, amortization of debt discount and issuance costs on all indebtedness, and the estimated portion of rent expense deemed by Manugistics to be representative of the interest factor of rental payments under operating leases.

At November 30, 2002 we had a book value per share of $4.02.

SCHEDULE C

MANUGISTICS GROUP, INC.
Option Exchange Program
Tax Consequences for Participants in Australia

The information provided below is a general summary of the Australian tax consequences resulting from your decision to voluntarily exchange certain outstanding options for new options under the Manugistics Group, Inc. Option Exchange Program (“OEP”) and is based on the assumption that you reside in Australia during the entire period beginning on the date of cancellation of the exchanged options through and including the new option grant date.

This summary is based on Australian tax law in effect as of February 1, 2003, is provided only for general informational purposes and is not intended to be relied on as a complete or definitive description of all applicable Australian tax rules for all option holders. This summary also does not address the tax consequences associated with the exercise of the new option or the subsequent sale of shares acquired from the exercise of the new option.

You should consult your tax advisor prior to completion of the election form to participate in the OEP, for more detailed information related to the tax consequences of participation in the OEP that apply to your particular situation.

Cancellation of the Exchanged Options
The cancellation of the exchanged options under the OEP will likely be viewed as a disposition by the tax authorities in Australia. If the cancellation is considered to be a disposition, the taxable benefit in Australia is based on the deemed value of the new options. Since the right to receive the new options is conditional (i.e., you must remain an employee through the date the new options are granted), it is unlikely that there would be a deemed value associated with the new options.

If you previously elected to be taxed at the date of grant with respect to the exchanged options, you should claim a refund of the taxes previously paid with respect to the grant of such options.

Grant of the New Options
Assuming you do not submit an election to be taxed at the date of grant, the grant of the new options under the OEP should not be considered a taxable event or result in any tax liability to you in Australia.

SCHEDULE D

MANUGISTICS GROUP, INC.
Option Exchange Program
Tax Consequences for Participants in Belgium

The information provided below is a general summary of the Belgium tax consequences resulting from your decision to voluntarily exchange certain outstanding options for new options under the Manugistics Group, Inc. Option Exchange Program (“OEP”) and is based on the assumption that you reside in Belgium during the entire period beginning on the date of cancellation of the exchanged options through and including the new option grant date.

This summary is based on Belgium tax law in effect as of February 1, 2003, is provided only for general informational purposes and is not intended to be relied on as a complete or definitive description of all applicable Belgium tax rules for all option holders. This summary also does not address the tax consequences associated with the exercise of the new option or the subsequent sale of shares acquired from the exercise of the new option.

You should consult your tax advisor prior to completion of the election form to participate in the OEP, for more detailed information related to the tax consequences of participation in the OEP that apply to your particular situation.

Cancellation of the Exchanged Options
The cancellation of the exchanged options under the OEP should not generally be considered a taxable event or result in any tax liability to you in Belgium.

However the following should be noted with respect to the cancellation of any exchanged options granted after November 1, 1998:

•	It is unlikely that you will be able to recover any income taxes previously paid with respect to the grant of such options; and

•	If the taxable benefit in kind at the date of grant was reduced by 50% because certain conditions were met and if one of these conditions is no longer satisfied as a result of the exchange, you will be subject to income tax on the portion of the benefit in kind which was previously not taxed.

Grant of the New Options
The grant of the new options will be deemed to have been rejected unless you accept the new options in writing. Assuming you accept the new options, the grant of the new options under the OEP will be subject to income tax in Belgium. A benefit in kind is calculated based on 15% of the fair market value of the underlying shares at the date of grant if the remaining exercise period is 5 years or less. This percentage will increase by 1% for each year that the remaining exercise period exceeds 5 years. When certain conditions are met, the taxable benefit is reduced by 50%. In addition, the taxable benefit resulting from the granting of new options can be reduced by the value of the exchanged options. You should consult your tax advisor to determine the value of the exchanged options.

The grant of the new options under the OEP should not result in any social tax liability to you in Belgium.

SCHEDULE E

MANUGISTICS GROUP, INC.
Option Exchange Program
Tax Consequences for Participants in Brazil

The information provided below is a general summary of the Brazil tax consequences resulting from your decision to voluntarily exchange certain outstanding options for new options under the Manugistics Group, Inc. Option Exchange Program (“OEP”) and is based on the assumption that you reside in Brazil during the entire period beginning on the date of cancellation of the exchanged options through and including the new option grant date.

This summary is based on Brazil tax law in effect as of February 1, 2003, is provided only for general informational purposes and is not intended to be relied on as a complete or definitive description of all applicable Brazil tax rules for all option holders. This summary also does not address the tax consequences associated with the exercise of the new option or the subsequent sale of shares acquired from the exercise of the new option.

You should consult your tax advisor prior to completion of the election form to participate in the OEP, for more detailed information related to the tax consequences of participation in the OEP that apply to your particular situation.

Cancellation of the Exchanged Options
The cancellation of the exchanged options under the OEP should not be considered a taxable event or result in any tax liability to you in Brazil.

Grant of the New Options
The grant of the new options under the OEP should not be considered a taxable event or result in any tax liability to you in Brazil.

SCHEDULE F

MANUGISTICS GROUP, INC.
Option Exchange Program
Tax Consequences for Participants in Canada

The information provided below is a general summary of the Canadian tax consequences resulting from your decision to voluntarily exchange certain outstanding options for new options under the Manugistics Group, Inc. Option Exchange Program (“OEP”) and is based on the assumption that you reside in Canada during the entire period beginning on the date of cancellation of the exchanged options through and including the new option grant date.

This summary is based on Canada tax law in effect as of February 1, 2003, is provided only for general informational purposes and is not intended to be relied on as a complete or definitive description of all applicable Canada tax rules for all option holders. This summary also does not address the tax consequences associated with the exercise of the new option or the subsequent sale of shares acquired from the exercise of the new option.

You should consult your tax advisor prior to completion of the election form to participate in the OEP, for more detailed information related to the tax consequences of participation in the OEP that apply to your particular situation.

Cancellation of the Exchanged Options
The cancellation of the exchanged options under the OEP will likely be viewed as a disposition under the Canada Income Tax Act (“ITA”). As indicated below, the Canadian tax consequences related to the cancellation of the exchanged options are dependent on the exercise price of the new option. Since the exercise price of the new option will not be determined until September of 2003, the Canadian tax consequences are not definitive at this time.

If the exercise price of your new options is equal to or greater than the fair market value of Manugistics common stock on the cancellation date, the cancellation should not be considered a taxable event or result in any tax liability to you in Canada. In addition, if certain requirements are met, you will be entitled to the stock option deduction (currently 50%) upon exercise of the new options.

However, if the exercise price of your new options is less than the fair market value of Manugistics common stock on the cancellation date, the cancellation of the exchanged options may be considered a taxable event which results in a tax liability to you in Canada. Furthermore, you may not be entitled to the stock option deduction (currently 50%) upon exercise of the new options.

Grant of the New Options
The grant of the new options under the OEP should not be considered a taxable event or result in any tax liability to you in Canada.

SCHEDULE G

MANUGISTICS GROUP, INC.
Option Exchange Program
Tax Consequences for Participants in Denmark

The information provided below is a general summary of the Denmark tax consequences resulting from your decision to voluntarily exchange certain outstanding options for new options under the Manugistics Group, Inc. Option Exchange Program (“OEP”) and is based on the assumption that you reside in Denmark during the entire period beginning on the date of cancellation of the exchanged options through and including the new option grant date.

This summary is based on Denmark tax law in effect as of February 1, 2003, is provided only for general informational purposes and is not intended to be relied on as a complete or definitive description of all applicable Denmark tax rules for all option holders. This summary also does not address the tax consequences associated with the exercise of the new option or the subsequent sale of shares acquired from the exercise of the new option.

You should consult your tax advisor prior to completion of the election form to participate in the OEP, for more detailed information related to the tax consequences of participation in the OEP that apply to your particular situation.

Cancellation of the Exchanged Options
The cancellation of the exchanged options under the OEP should not be considered a taxable event or result in any tax liability to you in Denmark.

Grant of the New Options
The grant of the new options under the OEP should not be considered a taxable event or result in any tax liability to you in Denmark.

SCHEDULE H

MANUGISTICS GROUP, INC.
Option Exchange Program
Tax Consequences for Participants in France

The information provided below is a general summary of the French tax consequences resulting from your decision to voluntarily exchange certain outstanding options for new options under the Manugistics Group, Inc. Option Exchange Program (“OEP”) and is based on the assumption that you reside in France during the entire period beginning on the date of cancellation of the exchanged options through and including the new option grant date.

This summary is based on French tax law in effect as of February 1, 2003, is provided only for general informational purposes and is not intended to be relied on as a complete or definitive description of all applicable French tax rules for all option holders. This summary also does not address the tax consequences associated with the exercise of the new option or the subsequent sale of shares acquired from the exercise of the new option.

You should consult your tax advisor prior to completion of the election form to participate in the OEP, for more detailed information related to the tax consequences of participation in the OEP that apply to your particular situation.

Cancellation of the Exchanged Options
The cancellation of the exchanged options under the OEP should not be considered a taxable event or result in any tax liability to you in France.

Grant of the New Options
The grant of the new options under the OEP should not be considered a taxable event or result in any tax liability to you in France.

Implementation of a French Qualifying Plan
The 1998 Stock Option Plan and the 2000 Non-Qualified Stock Option Plan (“the Plans”) are not currently qualified under the French Corporations Act. Manugistics intends to modify the Plans as required for participants in France prior to the grant of the new options such that the Plans are considered “qualifying” plans for French income and social tax purposes.

If the new options are granted under a “qualifying plan” and a 4 year holding period is satisfied, taxation of the new option will be deferred until the date of sale and you will not be liable for social taxes. For French qualified options, the start date of the holding period of the shares between the date of grant and the date of sale required to obtain preferential tax treatment will be based on the date of grant of the new options.

Due to unforeseen circumstances, the Plans may not be qualified prior to the grant of the new options. Therefore, your decision to participate in the OEP should not be based solely on the potential preferential tax treatment of the new option as described above.

SCHEDULE I

MANUGISTICS GROUP, INC.
Option Exchange Program
Tax Consequences for Participants in Germany

The information provided below is a general summary of the Germany tax consequences resulting from your decision to voluntarily exchange certain outstanding options for new options under the Manugistics Group, Inc. Option Exchange Program (“OEP”) and is based on the assumption that you reside in Germany during the entire period beginning on the date of cancellation of the exchanged options through and including the new option grant date.

This summary is based on Germany tax law in effect as of February 1, 2003, is provided only for general informational purposes and is not intended to be relied on as a complete or definitive description of all applicable Germany tax rules for all option holders. This summary also does not address the tax consequences associated with the exercise of the new option or the subsequent sale of shares acquired from the exercise of the new option.

You should consult your tax advisor prior to completion of the election form to participate in the OEP, for more detailed information related to the tax consequences of participation in the OEP that apply to your particular situation.

Cancellation of the Exchanged Options
The cancellation of the exchanged options under the OEP should not be considered a taxable event or result in any tax liability to you in Germany.

Grant of the New Options
The grant of the new options under the OEP should not be considered a taxable event or result in any tax liability to you in Germany.

SCHEDULE J

MANUGISTICS GROUP, INC.
Option Exchange Program
Tax Consequences for Participants in Hong Kong

The information provided below is a general summary of the Hong Kong tax consequences resulting from your decision to voluntarily exchange certain outstanding options for new options under the Manugistics Group, Inc. Option Exchange Program (“OEP”) and is based on the assumption that you reside in Hong Kong during the entire period beginning on the date of cancellation of the exchanged options through and including the new option grant date.

This summary is based on Hong Kong tax law in effect as of February 1, 2003, is provided only for general informational purposes and is not intended to be relied on as a complete or definitive description of all applicable Hong Kong tax rules for all option holders. This summary also does not address the tax consequences associated with the exercise of the new option or the subsequent sale of shares acquired from the exercise of the new option.

You should consult your tax advisor prior to completion of the election form to participate in the OEP, for more detailed information related to the tax consequences of participation in the OEP that apply to your particular situation.

Cancellation of the Exchanged Options
The cancellation of the exchanged options under the OEP should not be considered a taxable event or result in any tax liability to you in Hong Kong.

Grant of the New Options
The grant of the new options under the OEP should not be considered a taxable event or result in any tax liability to you in Hong Kong.

SCHEDULE K

MANUGISTICS GROUP, INC.
Option Exchange Program
Tax Consequences for Participants in Israel

The information provided below is a general summary of the Israel tax consequences resulting from your decision to voluntarily exchange certain outstanding options for new options under the Manugistics Group, Inc. Option Exchange Program (“OEP”) and is based on the assumption that you reside in Israel during the entire period beginning on the date of cancellation of the exchanged options through and including the new option grant date.

This summary is based on Israel tax law in effect as of February 1, 2003, is provided only for general informational purposes and is not intended to be relied on as a complete or definitive description of all applicable Israel tax rules for all option holders. This summary also does not address the tax consequences associated with the exercise of the new option or the subsequent sale of shares acquired from the exercise of the new option.

You should consult your tax advisor prior to completion of the election form to participate in the OEP, for more detailed information related to the tax consequences of participation in the OEP that apply to your particular situation.

Cancellation of the Exchanged Options
The cancellation of the exchanged options under the OEP should not be considered a taxable event or result in any tax liability to you in Israel.

Grant of the New Options
The grant of the new options under the OEP should not be considered a taxable event or result in any tax liability to you in Israel.

SCHEDULE L

MANUGISTICS GROUP, INC.
Option Exchange Program
Tax Consequences for Participants in Italy

The information provided below is a general summary of the Italy tax consequences resulting from your decision to voluntarily exchange certain outstanding options for new options under the Manugistics Group, Inc. Option Exchange Program (“OEP”) and is based on the assumption that you reside in Italy during the entire period beginning on the date of cancellation of the exchanged options through and including the new option grant date.

This summary is based on Italy tax law in effect as of February 1, 2003, is provided only for general informational purposes and is not intended to be relied on as a complete or definitive description of all applicable Italy tax rules for all option holders. This summary also does not address the tax consequences associated with the exercise of the new option or the subsequent sale of shares acquired from the exercise of the new option.

You should consult your tax advisor prior to completion of the election form to participate in the OEP, for more detailed information related to the tax consequences of participation in the OEP that apply to your particular situation.

Cancellation of the Exchanged Options
The cancellation of the exchanged options under the OEP should not be considered a taxable event or result in any tax liability to you in Italy.

Grant of the New Options
The grant of the new options under the OEP should not be considered a taxable event or result in any tax liability to you in Italy.

SCHEDULE M

MANUGISTICS GROUP, INC.
Option Exchange Program
Tax Consequences for Participants in Japan

The information provided below is a general summary of the Japan tax consequences resulting from your decision to voluntarily exchange certain outstanding options for new options under the Manugistics Group, Inc. Option Exchange Program (“OEP”) and is based on the assumption that you reside in Japan during the entire period beginning on the date of cancellation of the exchanged options through and including the new option grant date.

This summary is based on Japan tax law in effect as of February 1, 2003, is provided only for general informational purposes and is not intended to be relied on as a complete or definitive description of all applicable Japan tax rules for all option holders. This summary also does not address the tax consequences associated with the exercise of the new option or the subsequent sale of shares acquired from the exercise of the new option.

You should consult your tax advisor prior to completion of the election form to participate in the OEP, for more detailed information related to the tax consequences of participation in the OEP that apply to your particular situation.

Cancellation of the Exchanged Options
The cancellation of the exchanged options under the OEP should not be considered a taxable event or result in any tax liability to you in Japan.

Grant of the New Options
The grant of the new options under the OEP should not be considered a taxable event or result in any tax liability to you in Japan.

SCHEDULE N

MANUGISTICS GROUP, INC.
Option Exchange Program
Tax Consequences for Participants in The Netherlands

The information provided below is a general summary of The Netherlands tax consequences resulting from your decision to voluntarily exchange certain outstanding options for new options under the Manugistics Group, Inc. Option Exchange Program (“OEP”) and is based on the assumption that you reside in The Netherlands during the entire period beginning on the date of cancellation of the exchanged options through and including the new option grant date.

This summary is based on The Netherlands tax law in effect as of February 1, 2003, is provided only for general informational purposes and is not intended to be relied on as a complete or definitive description of all applicable The Netherlands tax rules for all option holders. This summary also does not address the tax consequences associated with the exercise of the new option or the subsequent sale of shares acquired from the exercise of the new option.

You should consult your tax advisor prior to completion of the election form to participate in the OEP, for more detailed information related to the tax consequences of participation in the OEP that apply to your particular situation.

Cancellation of the Exchanged Options
The cancellation of the exchanged options under the OEP should not be considered a taxable event or result in any tax liability to you in The Netherlands.

Grant of the New Options
The grant of the new options under the OEP should not be considered a taxable event or result in any tax liability to you in The Netherlands.

SCHEDULE O

MANUGISTICS GROUP, INC.
Option Exchange Program
Tax Consequences for Participants in Singapore

The information provided below is a general summary of the Singapore tax consequences resulting from your decision to voluntarily exchange certain outstanding options for new options under the Manugistics Group, Inc. Option Exchange Program (“OEP”) and is based on the assumption that you reside in Singapore during the entire period beginning on the date of cancellation of the exchanged options through and including the new option grant date.

This summary is based on Singapore tax law in effect as of February 1, 2003, is provided only for general informational purposes and is not intended to be relied on as a complete or definitive description of all applicable Singapore tax rules for all option holders. This summary also does not address the tax consequences associated with the exercise of the new option or the subsequent sale of shares acquired from the exercise of the new option.

You should consult your tax advisor prior to completion of the election form to participate in the OEP, for more detailed information related to the tax consequences of participation in the OEP that apply to your particular situation.

Cancellation of the Exchanged Options
The cancellation of the exchanged options under the OEP should not be considered a taxable event or result in any tax liability to you in Singapore.

Grant of the New Options
The grant of the new options under the OEP should not be considered a taxable event or result in any tax liability to you in Singapore.

SCHEDULE P

MANUGISTICS GROUP, INC.
Option Exchange Program
Tax Consequences for Participants in South Africa

The information provided below is a general summary of the South Africa tax consequences resulting from your decision to voluntarily exchange certain outstanding options for new options under the Manugistics Group, Inc. Option Exchange Program (“OEP”) and is based on the assumption that you reside in South Africa during the entire period beginning on the date of cancellation of the exchanged options through and including the new option grant date.

This summary is based on South Africa tax law in effect as of February 1, 2003, is provided only for general informational purposes and is not intended to be relied on as a complete or definitive description of all applicable South Africa tax rules for all option holders. This summary also does not address the tax consequences associated with the exercise of the new option or the subsequent sale of shares acquired from the exercise of the new option.

You should consult your tax advisor prior to completion of the election form to participate in the OEP, for more detailed information related to the tax consequences of participation in the OEP that apply to your particular situation.

Cancellation of the Exchanged Options
The cancellation of the exchanged options under the OEP should not be considered a taxable event or result in any tax liability to you in South Africa.

Grant of the New Options
The grant of the new options under the OEP should not be considered a taxable event or result in any tax liability to you in South Africa.

SCHEDULE Q

MANUGISTICS GROUP, INC.
Option Exchange Program
Tax Consequences for Participants in Spain

The information provided below is a general summary of the Spain tax consequences resulting from your decision to voluntarily exchange certain outstanding options for new options under the Manugistics Group, Inc. Option Exchange Program (“OEP”) and is based on the assumption that you reside in Spain during the entire period beginning on the date of cancellation of the exchanged options through and including the new option grant date.

This summary is based on Spain tax law in effect as of February 1, 2003, is provided only for general informational purposes and is not intended to be relied on as a complete or definitive description of all applicable Spain tax rules for all option holders. This summary also does not address the tax consequences associated with the exercise of the new option or the subsequent sale of shares acquired from the exercise of the new option.

You should consult your tax advisor prior to completion of the election form to participate in the OEP, for more detailed information related to the tax consequences of participation in the OEP that apply to your particular situation.

Cancellation of the Exchanged Options
The cancellation of the exchanged options under the OEP should not be considered a taxable event or result in any tax liability to you in Spain.

Grant of the New Options
The grant of the new options under the OEP should not be considered a taxable event or result in any tax liability to you in Spain.

SCHEDULE R

MANUGISTICS GROUP, INC.
Option Exchange Program
Tax Consequences for Participants in Sweden

The information provided below is a general summary of the Sweden tax consequences resulting from your decision to voluntarily exchange certain outstanding options for new options under the Manugistics Group, Inc. Option Exchange Program (“OEP”) and is based on the assumption that you reside in Sweden during the entire period beginning on the date of cancellation of the exchanged options through and including the new option grant date.

This summary is based on Sweden tax law in effect as of February 1, 2003, is provided only for general informational purposes and is not intended to be relied on as a complete or definitive description of all applicable Sweden tax rules for all option holders. This summary also does not address the tax consequences associated with the exercise of the new option or the subsequent sale of shares acquired from the exercise of the new option.

You should consult your tax advisor prior to completion of the election form to participate in the OEP, for more detailed information related to the tax consequences of participation in the OEP that apply to your particular situation.

Cancellation of the Exchanged Options
The cancellation of the exchanged options under the OEP should not be considered a taxable event or result in any tax liability to you in Sweden.

Grant of the New Options
The grant of the new options under the OEP should not be considered a taxable event or result in any tax liability to you in Sweden.

SCHEDULE S

MANUGISTICS GROUP, INC.
Option Exchange Program
Tax Consequences for Participants in Switzerland

The information provided below is a general summary of the Switzerland tax consequences resulting from your decision to voluntarily exchange certain outstanding options for new options under the Manugistics Group, Inc. Option Exchange Program (“OEP”) and is based on the assumption that you reside in Switzerland during the entire period beginning on the date of cancellation of the exchanged options through and including the new option grant date.

This summary is based on Switzerland tax law in effect as of February 1, 2003, is provided only for general informational purposes and is not intended to be relied on as a complete or definitive description of all applicable Switzerland tax rules for all option holders. This summary also does not address the tax consequences associated with the exercise of the new option or the subsequent sale of shares acquired from the exercise of the new option.

You should consult your tax advisor prior to completion of the election form to participate in the OEP, for more detailed information related to the tax consequences of participation in the OEP that apply to your particular situation.

Cancellation of the Exchanged Options
The cancellation of the exchanged options under the OEP should not be considered a taxable event or result in any tax liability to you in Switzerland.

Grant of the New Options
The grant of the new options under the OEP should not be considered a taxable event or result in any tax liability to you in Switzerland.

SCHEDULE T

MANUGISTICS GROUP, INC.
Option Exchange Program
Tax Consequences for Participants in Taiwan

The information provided below is a general summary of the Taiwan tax consequences resulting from your decision to voluntarily exchange certain outstanding options for new options under the Manugistics Group, Inc. Option Exchange Program (“OEP”) and is based on the assumption that you reside in Taiwan during the entire period beginning on the date of cancellation of the exchanged options through and including the new option grant date.

This summary is based on Taiwan tax law in effect as of February 1, 2003, is provided only for general informational purposes and is not intended to be relied on as a complete or definitive description of all applicable Taiwan tax rules for all option holders. This summary also does not address the tax consequences associated with the exercise of the new option or the subsequent sale of shares acquired from the exercise of the new option.

You should consult your tax advisor prior to completion of the election form to participate in the OEP, for more detailed information related to the tax consequences of participation in the OEP that apply to your particular situation.

Cancellation of the Exchanged Options
The cancellation of the exchanged options under the OEP should not be considered a taxable event or result in any tax liability to you in Taiwan.

Grant of the New Options
The grant of the new options under the OEP should not be considered a taxable event or result in any tax liability to you in Taiwan.

SCHEDULE U

MANUGISTICS GROUP, INC.
Option Exchange Program
Tax Consequences for Participants in United Kingdom

The information provided below is a general summary of the United Kingdom tax consequences resulting from your decision to voluntarily exchange certain outstanding options for new options under the Manugistics Group, Inc. Option Exchange Program (“OEP”) and is based on the assumption that you are resident and ordinarily resident for United Kingdom tax purposes during the entire period beginning on the date of cancellation of the exchanged options through and including the new option grant date.

This summary is based on United Kingdom tax law in effect as of February 1, 2003, is provided only for general informational purposes and is not intended to be relied on as a complete or definitive description of all applicable United Kingdom tax rules for all option holders. This summary also does not address the tax consequences associated with the exercise of the new option or the subsequent sale of shares acquired from the exercise of the new option.

You should consult your tax advisor prior to completion of the election form to participate in the OEP, for more detailed information related to the tax consequences of participation in the OEP that apply to your particular situation.

Cancellation of the Exchanged Options
The cancellation of the exchanged options under the OEP should not result in any income tax liability to you in the United Kingdom.

The cancellation of the exchanged options under the OEP should not be considered a taxable event resulting in a National Insurance Contribution (“NIC”) charge to you in the United Kingdom provided that the outstanding options are exchanged for new options with an exercise price equal to or greater than the fair market value of the shares at the date of grant of the new option.

Grant of the New Options
The grant of the new options under the OEP should not result in any income tax liability to you in the United Kingdom.

The grant of the new options under the OEP should not be considered a taxable event resulting in a NIC charge to you in the United Kingdom provided that the outstanding options are exchanged for new options with an exercise price equal to or greater than the fair market value of the shares at the date of grant of the new option.